EXECUTION VERSION

Published CUSIP Deal Number: 02401JAF6 Published CUSIP Facility Number: 02401JAG4
AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of January 5, 2023

among

AMERICAN ASSETS TRUST, L.P.,

as the Borrower,

AMERICAN ASSETS TRUST, INC.,

as a Guarantor,

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent,

The Lenders Party Hereto
and

MIZUHO BANK, LTD., PNC BANK, NATIONAL ASSOCIATION
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents

U.S. BANK NATIONAL ASSOCIATION, MIZUHO BANK, LTD., PNC CAPITAL MARKETS LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.01. Defined Terms	1
1.02. Other Interpretive Provisions	41
1.03. Accounting Terms	42
1.04. Rounding	43
1.05. Times of Day; Rates	43
1.06. Rates	43
1.07. GNMA Securities	43
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS
2.01. The Term Loans	44
2.02. Borrowings, Conversions and Continuations of Loans	44
2.03. [Intentionally Omitted]	45
2.04. [Intentionally Omitted]	45
2.05. Prepayments	45
2.06. [Reserved]	46
2.07. Repayment of Loans	46
2.08. Interest	46
2.09. Fees	47
2.10. Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	47
2.11. Evidence of Debt	48
2.12. Payments Generally; Administrative Agent’s Clawback	48
2.13. Sharing of Payments by Lenders	50
2.14. Extension of Maturity Date	50
2.15. [Intentionally Omitted]	51
2.16. [Intentionally Omitted]	51
2.17. [Intentionally Omitted]	51
2.18. [Intentionally Omitted]	51
2.19. Defaulting Lenders	52
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY
3.01. Taxes	53
3.02. Illegality	56
3.03. Inability to Determine Rates; Benchmark Replacement	57
3.04. Increased Costs	58
3.05. Compensation for Losses	60
3.06. Mitigation Obligations; Replacement of Lenders	60
3.07. Survival	60
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ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01. Conditions of Effectiveness	61
4.02. Conditions to All Credit Extensions	63
ARTICLE V REPRESENTATIONS AND WARRANTIES
5.01. Existence, Qualification and Power	63
5.02. Authorization; No Contravention	64
5.03. Governmental Authorization; Other Consents	64
5.04. Binding Effect	64
5.05. Financial Statements; No Material Adverse Effect	64
5.06. Litigation	65
5.07. No Default	65
5.08. Ownership of Property; Liens	65
5.09. Environmental Compliance	65
5.10. Insurance	66
5.11. Taxes	66
5.12. ERISA Compliance	67
5.13. Subsidiaries; Equity Interests; Loan Parties	67
5.14. Margin Regulations; Investment Company Act	68
5.15. Disclosure	68
5.16. Compliance with Laws	68
5.17. Intentionally Omitted	68
5.18. Intellectual Property; Licenses, Etc	68
5.19. Solvency	69
5.20. Casualty, Etc.	69
5.21. Labor Matters	69
5.22. Anti-Corruption Laws; Sanctions	69
5.23. REIT Status; Stock Exchange Listing	69
5.24. Affected Financial Institution	69
5.25. . No Loan Party is an Affected Financial Institution.	69
5.26. Covered Entity	69
5.27. . No Loan Party is a Covered Entity.	69
ARTICLE VI AFFIRMATIVE COVENANTS
6.01. Financial Statements	70
6.02. Certificates; Other Information	70
6.03. Notices	73
6.04. Payment of Obligations	73
6.05. Preservation of Existence, Etc.	73
6.06. Maintenance of Properties	74
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6.07. Maintenance of Insurance	74
6.08. Compliance with Laws	74
6.09. Books and Records	74
6.10. Inspection Rights	74
6.11. Use of Proceeds	75
6.12. Additional Guarantors	75
6.13. Compliance with Environmental Laws	75
6.14. Further Assurances	75
6.15. New York Stock Exchange Listing	76
6.16. Material Contracts	76
ARTICLE VII NEGATIVE COVENANTS
7.01. Liens	76
7.02. Indebtedness	78
7.03. Investments	78
7.04. Fundamental Changes	78
7.05. Dispositions	79
7.06. Restricted Payments	79
7.07. Change in Nature of Business	80
7.08. Transactions with Affiliates	80
7.09. Burdensome Agreements	80
7.10. Use of Proceeds	80
7.11. Financial Covenants	81
7.12. Accounting Changes	81
7.13. Amendment, Waivers and Terminations of Certain Agreements	81
7.14. Tax Sharing and Indemnification Agreements	81
7.15. Sanctions; Anti-Corruption Laws	81
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES
8.01. Events of Default	82
8.02. Remedies upon Event of Default	84
8.03. Application of Funds	84
ARTICLE IX ADMINISTRATIVE AGENT
9.01. Appointment and Authority	85
9.02. Rights as a Lender	85
9.03. Exculpatory Provisions	85
9.04. Reliance by Administrative Agent	86
9.05. Delegation of Duties	86
9.06. Resignation of Administrative Agent	87
9.07. Non-Reliance on Administrative Agent and Other Lenders	88
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9.08. No Other Duties, Etc.	88
9.09. Administrative Agent May File Proofs of Claim	89
9.10. Guaranty Matters	89
9.11. Lender Representations Regarding ERISA	89
9.12. Erroneous Payments.	90
ARTICLE X MISCELLANEOUS
10.01. Amendments, Etc.	92
10.02. Notices; Effectiveness; Electronic Communications	93
10.03. No Waiver; Cumulative Remedies; Enforcement	96
10.04. Expenses; Indemnity; Damage Waiver	96
10.05. Payments Set Aside	98
10.06. Successors and Assigns	99
10.07. Treatment of Certain Information; Confidentiality	102
10.08. Right of Setoff	103
10.09. Interest Rate Limitation	104
10.10. Integration; Effectiveness	104
10.11. Survival of Representations and Warranties	104
10.12. Severability	105
10.13. Replacement of Lenders	105
10.14. Governing Law; Jurisdiction; Etc.	106
10.15. WAIVER OF JURY TRIAL	107
10.16. No Advisory or Fiduciary Responsibility	107
10.17. Electronic Execution; Electronic Records; Counterparts	108
10.18. USA PATRIOT Act	109
10.19. Amendment and Restatement; No Novation	109
10.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	110
10.21. Acknowledgment Regarding Any Supported QFCs	110

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SCHEDULES

I	[RESERVED]
II	Exceptions to Recourse Liability
III	Initial Unencumbered Eligible Properties
2.01	Commitments and Applicable Percentages
5.09 (c)	Releases of Hazardous Materials
5.09 (d)	Environmental Compliance
5.11	Tax Sharing Agreements
5.12 (d)	Pension Plans
5.13	Subsidiaries; Loan Parties
7.01 (m)	Existing Liens
10.02	Administrative Agents's Office, Certain Addresses for Notice

EXHIBITS

A	Form of Loan Notice
B	[RESERVED]
C	Form of Term Note
D	Form of Compliance Certificate
E-1	Form of Assignment and Assumption
E-2	Form of Administrative Questionnaire
F	Form of Guaranty Agreement
G	Form of Solvency Certificate
H	Form of United States Tax Compliance Certificate

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AMENDED AND RESTATED TERM LOAN AGREEMENT
This AMENDED AND RESTATED TERM LOAN AGREEMENT (“Agreement”) is entered into as of January 5, 2023 among AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), AMERICAN ASSETS TRUST, INC. a Maryland corporation (the “REIT”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent.
PRELIMINARY STATEMENT:
The Borrower, the REIT, the lenders party thereto and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of March 1, 2016 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Term Loan Agreement”).
The parties hereto desire to amend and restate the Existing Term Loan Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth.
In consideration of the mutual covenants and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that the Existing Term Loan Agreement shall be, and hereby is, amended and restated in its entirety as follows, effective on and as of the Closing Date (as defined below):
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01.Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Adjusted Daily Simple SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the greater of (a) the sum of (i) the Daily Simple SOFR Rate for such calculation plus (ii) 0.10% and (b) 0.0%.
“Adjusted Term SOFR Rate” means, for purposes of any calculation, the rate per annum equal to the greater of (a) the sum of (i) the Term SOFR Rate for such calculation plus (ii) 0.10% and (b) 0.0%.
“Administrative Agent” means U.S. Bank National Association (including its branches and affiliates), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, in no event shall the Administrative Agent or any Lender or any of their respective Affiliates be deemed an Affiliate of the REIT or any Subsidiary thereof.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Annual Capital Expenditure Adjustment” means (i) in the case of a Portfolio Property consisting of a Hotel Property, an office property or a retail property (x) if such Portfolio Property has been owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), 4% of the average of the quarterly gross revenues from such Portfolio Property as set forth in the financial statements for the then most recently ended four consecutive fiscal quarter period of the REIT delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) and (y) if such Portfolio Property has not been owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), 4% of the average of the quarterly gross revenues from such Portfolio Property for the period consisting of all of the full fiscal quarters of the REIT commencing after the date such Portfolio Property was acquired (or after an Eligible Ground Lease is entered into with respect to such Portfolio Property, if applicable) by a Subsidiary of the Borrower for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), and (ii) in the case of any Portfolio Property consisting of a residential property, an amount equal to $125 multiplied by the number of units in such residential property. For purposes of clause (i)(y) of this definition, in the case of any Portfolio Property consisting of a Portfolio Property that is owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least one full fiscal month of the REIT but less than one full fiscal quarter for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Annual Capital Expenditure Adjustment for such Portfolio Property shall equal (x) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for less than two full fiscal months of the REIT, the Annual Capital Expenditure Adjustment that would apply to such Portfolio Property if calculated in accordance with the applicable clause of this definition above (but for only the then most recently ended one fiscal month period of the REIT instead of for the period specified in such applicable clause above), multiplied by 3 and (y) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for at least two full fiscal months of the REIT, the Annual Capital Expenditure Adjustment that would apply to such Portfolio Property if calculated in accordance with the applicable clause of this definition above (but for only the then most recently ended two fiscal month period of the REIT instead of for the period specified in such applicable clause above), multiplied by 3/2.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and any other anti-corruption law applicable to the REIT and its Subsidiaries.

“Applicable Capitalization Rate” means, (i) in the case of any Portfolio Property consisting of a traditional multi-family property (which, for example, shall include a multi-family apartment, duplex or condo complex), 5.75%, (ii) in the case of any Portfolio Property consisting of a non-traditional multi-family property (which, for example, shall include a recreational vehicle (RV) park), 7.00%, (iii) in the case of any Portfolio Property consisting of a retail property, 6.25%, (iv) in the case of any Portfolio Property consisting of an office property, 6.00% and (v) in the case of a Hotel Property, 7.50%.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by the sum of the aggregate principal amount of such Lender’s Term Loans and Commitments at such time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means (i) at any time prior to the Investment Grade Pricing Effective Date, the Leverage-Based Applicable Rate in effect at such time and (ii) at any time on and after the Investment Grade Pricing Effective Date, the Ratings-Based Applicable Rate in effect at such time.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, U.S. Bank National Association, Mizuho Bank, Ltd., PNC Capital Markets LLC and Wells Fargo Securities, LLC, in their capacities as joint bookrunners and joint lead arrangers.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor (or by investment advisors that are Affiliates of one another).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, without duplication, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Consolidated Group for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the REIT, including the notes thereto.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day, a fluctuating rate per annum equal to the highest of (i) 1.0%, (ii) the Prime Rate, (iii) the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum and (iv) the Adjusted Term SOFR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Benchmark” means, initially, Term SOFR or SOFR, as applicable; provided that if a replacement of a Benchmark has occurred pursuant to Section 3.03(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to Section 3.03(b).
“Benchmark Replacement” means, for any Available Tenor of any Benchmark, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor(s) giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with a Benchmark Replacement for any setting of such Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor(s) giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by any of the entities referenced in clause (2) above announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.03(b), and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.03(b).
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.
“Big Four Accounting Firm” means any of the following accounting firms: (a) Deloitte & Touche LLP, (b) Ernst & Young LLP, (c) KPMG LLP and (d) PricewaterhouseCoopers LLP.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Borrower, dated as of January 19, 2011, among the REIT, as general partner, and the limited partners from time to time party thereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capitalized Leases” means each lease that has been or is required to be, in accordance with GAAP, classified and accounted for as a capital lease or financing lease.

“Cash Equivalents” means any of the following types of Investments:
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of the United States of America or any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;
(d)    Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; and
(e)    Mortgage backed securities that are issued by the Government National Mortgage Association and fully guaranteed by the United States of America having maturities of not more than 30 years from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof (“GNMA Securities”).
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of (x) any change in the Risk-Based Capital Guidelines, or (y) any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the REIT entitled to vote for members of the board of directors or equivalent governing body of the REIT on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    (i) the REIT shall cease to be the sole general partner of the Borrower or shall cease to own, directly, (x) 100% of the general partnership interests of the Borrower and (y) Equity Interests of the Borrower representing a majority of the total economic interests of the Equity Interests of the Borrower, in each case free and clear of all Liens (other than Permitted Judgment Liens and Liens permitted under Section 7.01(a) and (b)) or (ii) any holder of a limited partnership interest in the Borrower is provided with or obtains voting rights with respect to such limited partnership interest that deprive the REIT, in its capacity as general partner of the Borrower, of its right to manage the Borrower in the ordinary course of business and consistent with past practice.
    “Closing Date” has the meaning specified in Section 4.01.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commitment” means, as to each Lender, its obligation to make a Term Loan to the Borrower pursuant to Section 2.01 in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the Closing Date, the aggregate amount of the unused Commitments is $75,000,000.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Conforming Changes” means, with respect to either the use or administration of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Borrowing,”

“Term SOFR Borrowing,” and “Daily Simple SOFR Borrowing,” the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably determines may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, for any period, without duplication, an amount equal to Consolidated Net Income for such period (a) plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense (plus, to the extent not already included in such Consolidated Interest Expense, amortization of deferred financing costs), (ii) the provision for federal, state, local and foreign income taxes of the Consolidated Group (including the Consolidated Group Pro Rata Share of the provision for Federal, state, local and foreign income taxes of each Unconsolidated Affiliate), (iii) non-cash charges of the Consolidated Group (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period), (iv) the Consolidated Group Pro Rata Share of non-cash charges of Unconsolidated Affiliates (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period), (v) acquisition closing costs of the Consolidated Group that were capitalized prior to FAS 141-R reducing such Consolidated Net Income (including the Consolidated Group Pro Rata Share of acquisition closing costs of Unconsolidated Affiliates that were capitalized prior to FAS 141-R reducing such Consolidated Net Income), (vi) depreciation and amortization expense of the Consolidated Group (including the Consolidated Group Pro Rata Share of depreciation and amortization expense of each Unconsolidated Affiliate) and (vii) one-time costs and expenses relating to (x) the effectiveness of the credit facilities evidenced by this Agreement and the transactions relating thereto, to the extent such costs and expenses are incurred on or prior to the date that is ninety days following the Closing Date and (y) the effectiveness of other credit facilities, private placements and note offerings of the Borrower, to the extent such costs and expenses are incurred on or prior to the date that is ninety days following the applicable closing date of such credit facility, private placement or note offering, and minus (b)(i) non-cash items of the Consolidated Group increasing such Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in clause (a)(iii) of this definition, except to the extent such reversal results from a cash payment) and (ii) the Consolidated Group Pro Rata Share of non-cash items of Unconsolidated Affiliates increasing such Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in clause (a)(iv) of this definition, except to the extent such reversal results from a cash payment).
“Consolidated Fixed Charge Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the REIT of (i) Consolidated EBITDA for the four consecutive fiscal quarter period of the REIT then ending to (ii) Consolidated Fixed Charges for such four consecutive fiscal quarter period.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (i) Consolidated Interest Expense, (ii) scheduled payments of principal on Consolidated Total Indebtedness (excluding any balloon payments payable on maturity of any such Consolidated Total Indebtedness), (iii) the amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group (other than to another member of the Consolidated Group) during such period in respect of its preferred Equity Interests (excluding any balloon payments payable on maturity or redemption in whole of such Equity Interests) and (iv) the Consolidated Group Pro Rata Share of the amount of dividends or distributions paid or required to be paid by any Unconsolidated Affiliate during such period in respect of its preferred Equity Interests (to Persons other than (x) a member of the Consolidated Group or (y) an Unconsolidated Affiliate in which the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group is greater than or equal to the percentage of Equity Interests owned by the Consolidated Group in the Unconsolidated Affiliate paying the dividend or distribution).
“Consolidated Group” means, collectively, the REIT and its Consolidated Subsidiaries.
“Consolidated Group Pro Rata Share” means, with respect to any Unconsolidated Affiliate, the aggregate percentage interest held by members of the Consolidated Group in such Unconsolidated Affiliate determined by calculating the percentage of Equity Interests of such Unconsolidated Affiliate owned by members of the Consolidated Group.
“Consolidated Interest Expense” means, for any period, without duplication, the sum of (i) total cash interest expense (including, for the avoidance of doubt, capitalized interest) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP plus (ii) the Consolidated Group Pro Rata Share of total cash interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliate for such period determined in accordance with GAAP.
“Consolidated Net Income” means, with respect to any period, the sum of (i) the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP, excluding any extraordinary or non-recurring gain (or extraordinary or non-recurring loss) realized during such period by any member of the Consolidated Group plus (ii) the Consolidated Group Pro Rata Share of the net income (or loss) of each Unconsolidated Affiliate for such period determined in accordance with GAAP, excluding any extraordinary or non-recurring gain (or extraordinary or non-recurring loss) realized during such period by such Unconsolidated Affiliate.
“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) Consolidated Total Secured Indebtedness as of such date to (ii) the Secured Total Asset Value as of such date.
“Consolidated Subsidiaries” means, as to any Person, all Subsidiaries of such Person that are consolidated with such Person for financial reporting purposes under GAAP.
“Consolidated Total Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Indebtedness owed by the Consolidated Group that would be reflected on a consolidated balance sheet of the Consolidated Group as of such date plus (ii) the Consolidated Group Pro Rata Share of the aggregate amount of all Indebtedness owed by each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of such date.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) Consolidated Total Indebtedness as of such date, less the Unrestricted Cash Amount as of such date to (ii) the Total Asset Value as of such date.
“Consolidated Total Secured Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Secured Indebtedness owed by members of the Consolidated Group (excluding in any event Indebtedness outstanding under this Agreement) that would be reflected on a consolidated balance sheet of the Consolidated Group as of such date plus (ii) the Consolidated Group Pro Rata Share of the aggregate amount of all Secured Indebtedness owed by each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of such date.
“Consolidated Total Unsecured Indebtedness” means, as at any date of determination, the sum of (i) the aggregate amount of all Unsecured Indebtedness owed by members of the Consolidated Group (including Indebtedness outstanding under this Agreement) that would be reflected on a consolidated balance sheet of the Consolidated Group as of such date plus (ii) the Consolidated Group Pro Rata Share of the aggregate amount of all Unsecured Indebtedness owed by each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of such date.
“Consolidated Unsecured Interest Coverage Ratio” means the ratio as of the last day of any fiscal quarter of the REIT of (i) the sum of Unencumbered Property NOI of each Unencumbered Eligible Property for the fiscal quarter of the REIT then ending to (ii) Consolidated Unsecured Interest Expense for such fiscal quarter.
“Consolidated Unsecured Interest Expense” means, for any period, the portion of Consolidated Interest Expense for such period that was incurred in respect of Unsecured Indebtedness owed by any member of the Consolidated Group or an Unconsolidated Affiliate.
“Consolidated Unsecured Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (i) Consolidated Total Unsecured Indebtedness as of such date, less the Unrestricted Cash Amount as of such date to (ii) the Unencumbered Asset Value as of such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Joint Venture” means a Subsidiary of the Borrower that (a) is organized under the laws of a state of the United States or the District of Columbia (and each Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Subsidiary is also organized under the laws of a state of the United States or the District of Columbia), (b) is not a Wholly Owned Subsidiary of the Borrower and (c) is controlled by a Wholly Owned Subsidiary of the Borrower that is not a borrower or guarantor of, or otherwise does not have a payment obligation in respect of, any Indebtedness for borrowed money that constitutes Recourse Indebtedness. For purposes of this definition, a Subsidiary of the Borrower is “controlled” by a Person if such Person has the right to exercise exclusive control over any disposition, refinancing and operating activity of any Unencumbered Portfolio Property owned or ground leased by such Subsidiary without the consent of any other Person (other than (i) the Borrower or (ii) any Subsidiary of the Borrower, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any disposition, refinancing or operating activity).
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity” has the meaning specified in Section 10.21(a).
“Credit Extension” means a Borrowing.
“Daily Simple SOFR Base Rate” means, for any day, an interest rate per annum equal to the greater of (a) SOFR for the day that is five SOFR Business Days prior to (i) if such day is a SOFR Business Day, such day or (ii) if such day is not a SOFR Business Day, the SOFR Business Day immediately preceding such day, and (b) zero; provided that if SOFR is not published on such SOFR Business Day due to a holiday or other circumstance that the Administrative Agent deems in its sole discretion to be temporary, the applicable SOFR rate shall be the SOFR rate last published prior to such SOFR Business Day. Any change in the Daily Simple SOFR Base Rate due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Daily Simple SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 2.08(b), bears interest at a rate based on the Adjusted Daily Simple SOFR Rate.
“Daily Simple SOFR Loan” means a Loan that, except as otherwise provided in Section 2.08(b), bears interest at a rate based on the Adjusted Daily Simple SOFR Base Rate.
“Daily Simple SOFR Rate” means for any day, a rate per annum equal to the Daily Simple SOFR Base Rate for such day, in each case changing when and as the Daily Simple SOFR Base Rate changes.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Debt Rating” means, as of any date of determination, the rating assigned by a Rating Agency to the Borrower’s non-credit enhanced, senior unsecured long term debt as in effect on such date.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means when used with respect to (a) Obligations other than Loans, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans (assuming that the Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus (iii) 2% per annum; (b) a Base Rate Loan, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans (assuming that the

Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus (iii) 2% per annum; and (c) a Term SOFR Loan or a Daily Simple SOFR Loan, an interest rate equal to (i) Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable plus (ii) the Applicable Rate for the applicable Type of Loan (assuming that the Pricing Level corresponding to the highest Applicable Rate applied in the then applicable Pricing Grid) plus (iii) 2% per annum.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Development Investment” has the meaning specified in clause (a) of the definition of “Specified Investments”.
“Direct Owner” means each Subsidiary of the Borrower that directly owns, or is the ground lessee of an interest in, any Unencumbered Portfolio Property.

“Disposed Portfolio Property” means, as of any date of determination, any Portfolio Property that is directly or indirectly disposed of by any member of the Consolidated Group to a Person that is not a member of the Consolidated Group during the then most recently ended fiscal quarter of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b).
“Disposition” or “Dispose” means the sale, transfer, license, lease (other than a real estate lease entered into in the ordinary course of business) or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise) of any property by any Person (including any sale and leaseback transaction and any issuance of Equity Interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dividing Person” has the meaning assigned to it in the definition of “Division.” “Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Ground Lease” means a ground lease with respect to a Portfolio Property executed by a Controlled Joint Venture or a Wholly Owned Subsidiary of the Borrower, as lessee, that (a) has a minimum remaining term of thirty five (35) years, including tenant controlled options, as of the date the related Portfolio Property becomes an Unencumbered

Eligible Property hereunder (or, if prior to the Closing Date, the date on which it became an “Unencumbered Eligible Property” under the Revolving Credit Agreement), (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord’s fee interest and (c) is otherwise acceptable for non-recourse leasehold mortgage financing under customary prudent lending requirements as reasonably and mutually determined by both the Borrower and the Administrative Agent.
“Engagement Letter” means the letter agreement, dated November 18, 2022, among the Borrower, U.S. Bank, Mizuho Bank, Ltd., PNC Bank, National Association, PNC Capital Markets LLC, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association.
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, the REIT or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided, that Equity Interests shall not include any debt securities or other Indebtedness convertible into, or exchangeable for, Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code

(and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“Erroneous Payment” has the meaning specified in Section 9.12(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Subsidiary” means any Subsidiary of the Borrower that (a) is not a Direct Owner of any Unencumbered Eligible Property or an Indirect Owner of the Direct Owner of any Unencumbered Eligible Property and (b) is (i) an Excluded TRS Subsidiary, (ii) an Immaterial Subsidiary, (iii) a Subsidiary in which the Borrower and/or its Wholly Owned Subsidiaries directly, indirectly or beneficially own more than 50% but less than 75% of the Equity Interests of such Subsidiary having ordinary voting power for the election of directors or members of any other governing body of such Subsidiary, (iv) a borrower or guarantor of Secured Indebtedness (or a direct or indirect parent of such borrower or guarantor (other than the Borrower or the REIT)), and the terms of such Secured Indebtedness prohibit such Subsidiary from becoming a Guarantor or (v) a CFC that is unable to become a Guarantor without, in the reasonable judgment of the REIT, causing adverse tax consequences to the Consolidated Group.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Excluded TRS Subsidiary” means (a) a TRS Subsidiary; provided that such TRS Subsidiary does not own any assets or conduct any business or operations, other than its ownership of all of the Equity Interests of a Hotel Lessee Subsidiary and activities ancillary or incidental thereto or (b) a Hotel Lessee Subsidiary, in each case if either (i) the Exemption Condition exists with respect to such Person or (ii) in the reasonable judgment of the REIT, the Guarantee of the Obligations by such Person would cause adverse tax consequences to the Consolidated Group.
“Exemption Condition” means, at any time with respect to any Subsidiary of the Borrower that is not a Guarantor, such Subsidiary is not a borrower or guarantor of, and does not have a payment obligation in respect of, Indebtedness for borrowed money that constitutes Recourse Indebtedness (other than Indebtedness permitted under Section 7.02(b)).
“Existing Note” means a “Term Note” as defined in the Existing Term Loan Agreement.
“Existing Term Loan Agreement” has the meaning specified in the first recital hereto.
“Extension Effective Date” has the meaning specified in Section 2.14(b).
“Extension Notice” has the meaning specified in Section 2.14(a).
“Facility” means, at any time, the sum of the aggregate principal amount of the Commitments and Term Loans of all Lenders outstanding at such time. On the Closing Date, the amount of the Facility is $225,000,000.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.
“Federal Funds Effective Rate” means, for any day, the greater of (a) zero and (b) the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central time) on such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
“Financial Covenant Event of Default” means an Event of Default arising as a result of the Borrower’s failure to comply with any of the covenants contained in Section 7.02(b) and Section 7.11.
“Fitch” means Fitch, Inc. and any successor thereto.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR Rate, as applicable.
“Foreign Lender” means a Lender that is not a U.S. Person.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“GNMA Securities” has the meaning specified in clause (e) of the definition of “Cash Equivalents.”
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means at any time, collectively, the REIT and each Subsidiary of the REIT that at such time is a Guarantor.
“Guaranty Agreement” means the Amended and Restated Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hotel Lessee Subsidiary” means a Wholly Owned Subsidiary of a TRS Subsidiary that (i) is the lessee of a Hotel Property owned by one or more Wholly Owned Subsidiaries of the Borrower that are Guarantors, (ii) does not conduct any business or operations, other than acting as lessee and operator of such Hotel Property and activities incidental or ancillary thereto, (iii) is not an obligor with respect to any Recourse Indebtedness for borrowed money and (iv) does not have any Liens encumbering any of its property, assets or revenues other than Permitted Judgment Liens and Liens permitted under Section 7.01 (excluding clauses (g), (i) and (j) of Section 7.01); provided, that in the case of clause (i) of this definition, if the Exemption Condition exists at any time with respect to any such Wholly Owned Subsidiary of the Borrower, the requirement that such Wholly Owned Subsidiary be a Guarantor shall not apply to such Wholly Owned Subsidiary.
“Hotel Property” means a Portfolio Property that is (i) operated by or on behalf of one or more Subsidiaries of the Borrower as a hotel and (ii) designated as a “Hotel Property” in a written notice executed by a Responsible Officer of the REIT and delivered to the Administrative Agent.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower (i) whose assets, when taken together with the assets of all other Subsidiaries of the Borrower that are designated as “Immaterial Subsidiaries” in accordance with clause (ii) of this definition, have an aggregate book value of less than $30,000,000 and (ii) is designated as an “Immaterial Subsidiary” in a written notice executed by a Responsible Officer of the REIT and delivered to the Administrative Agent.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements), in each case to the extent such instruments or agreements support financial, rather than performance, obligations;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (valued in the case of this clause (e) at the lesser of (i) the aggregate unpaid amount of such indebtedness and (ii) if such indebtedness is non-recourse, the fair market value of the property encumbered thereby as determined by such Person in good faith);
(f)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness owed by the REIT or any Subsidiary thereof shall include the Consolidated Group Pro Rata Share of the foregoing items and components thereof attributable to Indebtedness owed by Unconsolidated Affiliates. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Indirect Owner” means each Subsidiary of the Borrower (including, for the avoidance of doubt, each Controlled Joint Venture) that directly or indirectly owns an Equity Interest in the Direct Owner of any Unencumbered Portfolio Property.

“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to any Daily Simple SOFR Loan, the last Business Day of each calendar month and the Maturity Date.
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)    no Interest Period shall extend beyond the Maturity Date; and
(d)    no tenor that has been removed from this definition pursuant to Section 3.03(b)(iv) may be available for selection by the Borrower.
“Investment” means, as to any Person, any direct or indirect (a) investment by such Person, consisting of (i) the purchase or other acquisition of Equity Interests or other securities of another Person or (ii) a loan, advance, other extension of credit or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness owed by such other Person, (b) purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (c) purchase, acquisition or other investment in any real property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in unimproved land holdings and Portfolio Properties, and costs to construct real property assets under development). For purposes hereof, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but determined net of all payments constituting returns of invested capital received in respect of such Investment and, in the case of a guaranty or similar obligation, such Investment will be reduced to the extent the exposure under such guaranty or similar obligation is reduced.
“Investment Grade Pricing Effective Date” means the first Business Day following the date on which (i) the Borrower has obtained an Investment Grade Rating and (ii) the REIT has delivered to the Administrative Agent a certificate executed by a Responsible Officer of the REIT (x) certifying that an Investment Grade Rating has been obtained and is in effect (which certification shall also set forth the Debt Ratings received from each Rating Agency as of such date) and (y) notifying the Administrative Agent that Borrower has irrevocably elected (A) to have the Ratings-Based Applicable Rate apply to the pricing of the Facility and (B) to apply ratings-based pricing concurrently under the Revolving Credit Agreement (provided that if (x) the Revolving Credit Agreement is not then in effect or (y) the Revolving Credit Agreement as then in effect does not provide that the Borrower may elect ratings-based pricing thereunder at such time, then satisfaction of this clause (B) shall not be required).
“Investment Grade Rating” means receipt of one Debt Rating of BBB- or higher from S&P or Baa3 or higher from Moody’s.
“IP Rights” has the meaning specified in Section 5.18.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lender Party” has the meaning specified in Section 9.12(a).
“Lender Related Party” has the meaning specified in Section 10.04(d).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Leverage-Based Applicable Rate” means the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent and the Lenders pursuant to Section 6.02(b):

Pricing Level	Consolidated Total Leverage Ratio	Term SOFR Loans and Daily Simple SOFR Loans			Base Rate Loans
		During the period commencing on the Closing Date to but not including January 5, 2024	During the period commencing on January 5, 2024 to but not including January 5, 2025	From and after January 5, 2025	During the period commencing on the Closing Date to but not including January 5, 2024	During the period commencing on January 5, 2024 to but not including January 5, 2025	From and after January 5, 2025
I	< 35%	1.20%	1.30%	1.40%	0.20%	0.30%	0.40%
II	> 35% and < 40%	1.25%	1.35%	1.45%	0.25%	0.35%	0.45%
III	> 40% and < 45%	1.35%	1.45%	1.55%	0.35%	0.45%	0.55%
IV	> 45% and < 50%	1.40%	1.50%	1.60%	0.40%	0.50%	0.60%
V	> 50% and < 55%	1.50%	1.60%	1.70%	0.50%	0.60%	0.70%
VI	> 55%	1.70%	1.80%	1.90%	0.70%	0.80%	0.90%
Any increase or decrease in the Leverage-Based Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level VI shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.
Notwithstanding anything to the contrary contained in this definition, (i) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal year of the REIT ending December 31, 2022, the Pricing Level shall be determined based on the Consolidated Total Leverage Ratio as set forth in the Pro Forma Closing Date Compliance Certificate and (ii) the determination of the Leverage-Based Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower as described in Article II herein in the form of a Term Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Term Notes, (c) the Guaranty Agreement and (d) the Engagement Letter.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (or such other form as may be approved by the Administrative Agent) (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Loan Party Pro Rata Share” means, with respect to any Controlled Joint Venture, the percentage interest held by the REIT or a Wholly Owned Subsidiary thereof, in the aggregate, in such Controlled Joint Venture determined by calculating the percentage of Equity Interests of such Controlled Joint Venture owned, directly or indirectly, by the REIT and its Wholly Owned Subsidiaries.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the REIT or the Borrower and its Subsidiaries, taken as a whole; (b) a material adverse effect on the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower and the Loan Parties, taken as a whole, to perform their obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Contract” means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $25,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.
“Maturity Date” means January 5, 2025 or any later date as may be specified in accordance with Section 2.14; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Maximum Rate” has the meaning specified in Section 10.09.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Newly-Acquired Portfolio Property” means, as of any date of determination, any Portfolio Property acquired or ground leased pursuant to an Eligible Ground Lease by any member of the Consolidated Group from a Person that was not a member of the Consolidated Group during the then most recently ended two consecutive fiscal quarter period of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b).
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Loan Party Subsidiary” has the meaning specified in the definition of “Aggregate Non-Loan Party Investment Amount.”
“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness, or a Guarantee of Indebtedness, in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate, including those set forth on Schedule II) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or Guarantee, (b) if such Person is a Single Asset Entity, any Indebtedness owed by such Person (other than Indebtedness described in the immediately following clause (c)), or (c) if such Person is a Single Asset Holding Company, any Indebtedness (“Holdco Indebtedness”) of such Single Asset Holding Company resulting from a Guarantee of, or Lien securing, Indebtedness owed by a Single Asset Entity that is a Subsidiary of such Single Asset Holding Company, so long as, in each case, either (i) recourse for payment of such Holdco Indebtedness (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse or tax-exempt financings of real estate, including those set forth on Schedule II) is contractually limited to the Equity Interests held by such Single Asset Holding Company in such Single Asset Entity or (ii) such Single Asset Holding Company has no assets other than Equity Interests in such Single Asset Entity and cash and other assets of nominal value incidental to the ownership of the such Single Asset Entity.
“Non-Stabilized Portfolio Property” means, as of any date of determination, any Portfolio Property (i) that was previously (but is no longer) under development and in which a Development Investment was made by the REIT or a Subsidiary thereof after January 5, 2022 and (ii) in respect of which the Stabilization Date has not occurred on or prior to such date.
“NPL” means the National Priorities List under CERCLA.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed solely as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Documents).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means, with respect to any Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loan occurring on such date.
“Pari Passu Obligations” means Unsecured Indebtedness (without giving effect to the proviso in the definition thereof and exclusive of the Obligations) of any member of the Consolidated Group owing to a Person that is not a member of the Consolidated Group.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PATRIOT Act” has the meaning specified in Section 10.18.
“Payment Recipient” has the meaning specified in Section 9.12(a).
“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans, and such related rules, as and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Holders” means Ernest S. Rady and the Rady Affiliates.
“Permitted Judgment Liens” means Liens permitted under Section 7.01(g) (solely to the extent the aggregate amount of the judgments secured by such Liens under Section 7.01(g) encumbering (x) Unencumbered Eligible Properties (and the income therefrom and proceeds thereof) and (y) the Equity Interests of any Subsidiary that owns or ground leases an Unencumbered Eligible Property (and any Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Subsidiary) (and the income therefrom and proceeds thereof) does not exceed $10,000,000).
“Permitted Pari Passu Encumbrances” means encumbrances that are contained in documentation evidencing or governing Pari Passu Obligations which encumbrances are the result of (i) limitations on the ability of the REIT or any Subsidiary thereof to transfer property to the REIT, the Borrower, any Guarantor or any Wholly Owned Subsidiary of the Borrower or any other Person which limitations, taken as a whole, are substantially the same as or less restrictive than those contained in the Loan Documents, (ii) limitations on the ability of the REIT or any Subsidiary thereof to create, incur, assume or suffer to exist Liens on Unencumbered Eligible Properties or the Equity Interests of any Person that owns, or ground leases under an Eligible Ground Lease, an Unencumbered Eligible Property (or the Equity Interest of any Subsidiary of the Borrower that directly or indirectly owns any Equity Interests in such Person) which limitations, taken as a whole, are substantially the same as or less restrictive than those contained in the Loan Documents or (iii) any requirement that Pari Passu Obligations be secured on an “equal and ratable basis” to the extent that the Obligations are secured.
“Permitted Unencumbered Property Liens” means Liens permitted under Section 7.01(a), (b), (c), (f) and (h), Permitted Judgment Liens and Permitted Pari Passu Encumbrances.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Portfolio Property” means any real property owned or ground leased by a Subsidiary of the Borrower.

“Portfolio Property Net Operating Income” means, with respect to any Portfolio Property for any fiscal quarter of the REIT, an amount equal to (i) the aggregate gross revenues from the operation of such Portfolio Property from tenants in occupancy and paying rent during such fiscal quarter (or, in the case of a Hotel Property, from the operation of such Portfolio Property during such fiscal quarter), minus (ii) all expenses and other proper charges incurred during such fiscal quarter in connection with the operation of such Portfolio Property (including accruals for real estate taxes and insurance, but excluding any management fees, debt service charges, income taxes, depreciation, amortization and other non-cash expenses (including, without limitation, non-cash write-offs (including with respect to straight line rents) and mark-to-market adjustments)), which expenses and accruals shall be calculated in accordance with GAAP; provided, that (i) in the case of a Hotel Property that has been owned, or ground leased under an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Portfolio Property Net Operating Income of such Hotel Property shall be, for any fiscal quarter of the REIT, the average quarterly Portfolio Property Net Operating Income for the four consecutive full fiscal quarter period ending on the last day of such fiscal quarter of the REIT (with the Portfolio Property Net Operating Income for each fiscal quarter included in such four fiscal quarter period being determined in accordance with this definition without giving effect to this proviso) and (ii) in the case of a Hotel Property that has not been owned, or ground leased under an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least four consecutive full fiscal quarters for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Portfolio Property Net Operating Income of such Hotel Property shall be, for any fiscal quarter of the REIT, the average quarterly Portfolio Property Net Operating Income for the period consisting of all of the full fiscal quarters commencing after the date such Hotel Property was acquired (or after an Eligible Ground Lease is entered into with respect to such Hotel Property, if applicable) by a Subsidiary of the Borrower for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) (with the Portfolio Property Net Operating Income for each fiscal quarter included in such period being determined in accordance with this definition without giving effect to this proviso). For purposes of this definition, in the case of any Portfolio Property that is owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for at least one full fiscal month of the REIT but less than one full fiscal quarter for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b), the Portfolio Property Net Operating Income of such Portfolio Property shall equal (x) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for less than two full fiscal months of the REIT, the Portfolio Property Net Operating Income of such Portfolio Property calculated with respect to the then most recently ended fiscal month of the REIT (instead of on the basis of a fiscal quarter as otherwise contemplated herein), multiplied by 3 and (y) if such Portfolio Property is owned, or ground leased pursuant to an Eligible Ground Lease, for at least two full fiscal months of the REIT, the Portfolio Property Net Operating Income of such Portfolio Property calculated with respect to the then most recently ended two fiscal month period of the REIT (instead of on the basis of a fiscal quarter as otherwise contemplated herein), multiplied by 3/2. For the avoidance of doubt, for purposes of this definition, the Portfolio Property Net Operating Income of any Portfolio Property that is owned, or ground leased pursuant to an Eligible Ground Lease, by one or more Subsidiaries of the Borrower for less than one full fiscal month of the REIT shall be $0.
“Pricing Grid” means (i) prior to the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Leverage-Based Applicable Rate” and (ii) on and after the Investment Grade Pricing Effective Date, the pricing grid set forth in the definition of “Ratings-Based Applicable Rate.”

“Prime Rate” means a rate per annum equal to the prime rate of interest publicly announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Pro Forma Closing Date Compliance Certificate” has the meaning specified in Section 4.01(a)(xi).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified Development Property” means, as of any date of determination, all or any portion of a Portfolio Property which, on such date, is the subject of ground-up development; provided that such Portfolio Property (or portion thereof) will only constitute a Qualified Development Property (i) if all requisite zoning requirements and land use requirements have been satisfied, and all permits and approvals have been obtained for all grading, offsite and infrastructure work necessary to improve the applicable Portfolio Property (or portion thereof) as intended have been obtained, (ii) if physical site improvement thereto has commenced and is continuing, and (iii) until the date on which all applicable improvements thereto receive a final certificate of occupancy or equivalent certification allowing legal occupancy thereof for its intended purpose.
“Rady Affiliates” shall mean (i) all lineal descendants of Ernest S. Rady and all spouses and adopted children of Ernest S. Rady and such descendants; (ii) all trusts for the benefit of any person described in clause (i) and trustees of such trusts; (iii) all legal representatives of any person or trust described in clause (i) or (ii); and (iv) all partnerships, corporations, limited liability companies or other entities Controlling, Controlled by or under common Control with Ernest S. Rady or any person, trust or other entity described in clauses (i), (ii) or (iii).
“Rating Agency” means any of S&P, Moody’s or Fitch.
“Ratings-Based Applicable Rate” means the applicable percentages per annum determined, at any time, based on the range into which the Debt Ratings then fall, in accordance with the following table:

Pricing Level	Debt Ratings (S&P and Fitch/Moody’s)	Term SOFR Loans and Daily Simple SOFR Loans			Base Rate Loans
		During the period commencing on the Closing Date to but not including January 5, 2024	During the period commencing on January 5, 2024 to but not including January 5, 2025	From and after January 5, 2025	During the period commencing on the Closing Date to but not including January 5, 2024	During the period commencing on January 5, 2024 to but not including January 5, 2025	From and after January 5, 2025
I	> A-/A3	0.80%	0.90%	1.00%	0.00%	0.00%	0.00%
II	BBB+/Baa1	0.85%	0.95%	1.05%	0.00%	0.00%	0.05%
III	BBB/Baa2	0.95%	1.05%	1.15%	0.00%	0.05%	0.15%
IV	BBB-/Baa3	1.20%	1.30%	1.40%	0.20%	0.30%	0.40%
V	< BBB-/Baa3	1.60%	1.70%	1.80%	0.60%	0.70%	0.80%
If at any time the Borrower has only a Debt Rating either from S&P or Moody’s, then the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable in the above Pricing Grid to such Debt Rating. If at any time the Borrower has at least two (2) Debt Ratings, and such Debt Ratings are split, then: (A) if the difference between the highest of such Debt Ratings and the lowest of such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable in the above Pricing Grid if the highest of the Debt Ratings were used; and (B) if the difference between the highest of such Debt Ratings and the lowest of such Debt Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P) or more, the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable in the above Pricing Grid if the rating that is one lower than the highest of the applicable Debt Ratings were used; provided that notwithstanding the foregoing, at any time prior to January 5, 2024, the highest Debt Rating in clauses (A) and (B) shall only be Debt Ratings from Moody’s or S&P (and shall not be a Debt Rating from Fitch). If at any time the Borrower has no Debt Rating or has only a Debt Rating from Fitch, then the Ratings-Based Applicable Rate shall be the rate per annum that would be applicable to Pricing Level V in the above Pricing Grid.
Initially, the Ratings-Based Applicable Rate shall be determined based upon the Debt Ratings specified in the certificate delivered pursuant to clause (ii) of the definition of “Investment Grade Pricing Effective Date.” Thereafter, each change in the Ratings-Based Applicable Rate resulting from a publicly announced change in a Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the REIT to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
“Real Estate Investment Trust” means any Person that qualifies as a real estate investment trust under Sections 856 through 860 of the Code.
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Recourse Indebtedness” means, with respect to any Person, Indebtedness owed by such Person other than (a) Nonrecourse Indebtedness owed by such Person and (b) Indebtedness under the Loan Documents.
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 10:00 a.m. (Central time) on the day that is two Business Days before the date of such setting, and (2) if such Benchmark is not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Register” has the meaning specified in Section 10.06(c).
“REIT” has the meaning specified in the introductory paragraph hereto.
“Related Indemnified Person” has the meaning specified in Section 10.04(b).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.
“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.
“Removal Effective Date” has the meaning specified in Section 9.06(b).
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Term Loans, a Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Facility; provided that the portion of the Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party or any entity authorized to act on behalf of such Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party or entity authorized to act on behalf of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party or entity authorized to act on behalf of such Loan Party designated in or pursuant to an agreement between the applicable Loan Party or entity authorized to act on behalf of such Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party, or entity authorized to act on behalf of such Loan Party, shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).
“Revolving Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of January 5, 2022, by and among the Borrower, the REIT, the financial institutions parties thereto from time to time as lenders and Bank of America, N.A., as administrative agent, as amended, restated, supplemented, refinanced or replaced from time to time.
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
“Sanctions” means sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.
“Screen” has the meaning provided in the definition of Term SOFR Base Rate.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Section 2.10(b) Termination Date” has the meaning given to such term in Section 2.10(b).
“Secured Indebtedness” means, with respect to any Person, all Indebtedness owed by such Person that is secured by a mortgage, deed of trust, lien, pledge, encumbrance, security interest or other Lien (excluding in any event Indebtedness outstanding under this Agreement).
“Secured Recourse Indebtedness” means, as to any Person, Recourse Indebtedness owed by such Person that constitutes Secured Indebtedness.

“Secured Total Asset Value” means, as of any time for the Consolidated Group, the sum of (i) Total Asset Value and (ii) the Consolidated Group Pro Rata Share of all cash and Cash Equivalents owned by Unconsolidated Affiliates, in each case at such time.
“Significant Subsidiary” means, on any date of determination, each Subsidiary of the REIT whose assets have an aggregate book value that is greater than five percent (5.00%) of the aggregate book value of the assets of the Consolidated Group (it being understood that such calculations shall be determined in the aggregate for all Subsidiaries of the REIT subject to any of the events specified in clause (f), (g) or (h) of Section 8.01).
“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single real property and/or cash and other assets of nominal value incidental to such Person’s ownership of such real property; (b) is engaged only in the business of owning, developing and/or leasing such real property and activities incidental thereto; and (c) receives substantially all of its gross revenues from such real property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one or more other Single Asset Entities and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entities, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement (such an entity, a “Single Asset Holding Company”).
“Single Asset Holding Company” has the meaning specified in the definition of “Single Asset Entity.”
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Business Day” means any day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system except a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“SOFR Rate” means, as the context may require, the Daily Simple SOFR Rate, the Term SOFR Rate, or any other Benchmark based on or determined by reference to SOFR.
“SOFR Rate Borrowing” means a Borrowing that, except as otherwise provided in Section 2.08(b), bears interest at a SOFR Rate.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the REIT substantially in the form of Exhibit G.
“Specified Event of Default” means an Event of Default arising under Section 8.01(a) or (f).
“Specified Investments” means Investments by the REIT, the Borrower or any of their respective Subsidiaries in or in respect of (a) costs to construct Portfolio Properties (i.e., construction-in-progress) and real property assets under development (a “Development Investment”), (b) Unconsolidated Affiliates, (c) unimproved land holdings and (d) commercial mortgage loans and commercial real estate-related mezzanine loans.
“Stabilization Date” means, with respect to any Portfolio Property under development in which a Development Investment was made by the REIT or a Subsidiary thereof and subsequent to such Investment the construction of such Portfolio Property has been substantially completed, the date that is the earlier of (i) the last day of the first full fiscal quarter of the REIT following substantial completion of such construction for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) and in which Portfolio Property Net Operating Income of such Portfolio Property for such fiscal quarter is greater than $0 and (ii) the last day of the second full fiscal quarter of the REIT following substantial completion of such construction in which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b).
“Stabilized Portfolio Property” means, as of any date of determination, any Portfolio Property (i) that was previously (but is no longer) under development and in which a Development Investment was made by the REIT or a Subsidiary thereof after January 5, 2022 and (ii) in respect of which the Stabilization Date has occurred on or prior to such date.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the REIT.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agents” means, collectively, Mizuho Bank, Ltd., PNC Bank, National Association and Wells Fargo Bank, National Association in their capacities as syndication agents under the Loan Documents.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as Indebtedness owed by such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” has the meaning specified in Section 2.01.
“Term Note” means a promissory note made by the Borrower in favor of a Lender evidencing Term Loans made by such Lender, substantially in the form of Exhibit C.
“Term SOFR” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.
“Term SOFR Administrator” means CME Group Benchmark Administration Ltd. (or a successor administrator of Term SOFR).
“Term SOFR Administrator’s Website” means https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time.
“Term SOFR Base Rate” means, for the relevant Interest Period, the greater of (a) zero and (b) the Term SOFR rate quoted by the Administrative Agent from the Term SOFR Administrator’s Website or the applicable Bloomberg screen (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time) (the “Screen”) for such Interest Period, which shall be the Term SOFR rate published two Business Days before the first day of such Interest Period (such Business Day, the “Determination Date”). If as of 5:00 p.m. (New York time) on any Determination Date, the Term SOFR rate has not been published by the Term SOFR Administrator or on the Screen, then the rate used will be that as published by the Term SOFR Administrator or on the Screen for the first preceding Business Day for which such rate was published on such Screen so long as such first preceding Business Day is not more than three (3) Business Days prior to such Determination Date.
“Term SOFR Borrowing” means a Borrowing that, except as otherwise provided in Section 2.08(b), bears interest at the applicable Adjusted Term SOFR Rate.
“Term SOFR Rate” means, for the relevant Interest Period, the Term SOFR Base Rate applicable to such Interest Period.
“Term SOFR Loan” means a Loan that, except as otherwise provided in Section 2.08(b), bears interest at the applicable Adjusted Term SOFR Rate other than pursuant to clause (d) of the definition of Base Rate.
“Threshold Amount” means $35,000,000.
“Total Asset Value” means, as of any time for the Consolidated Group, without duplication, (a) an amount equal (i) to the sum of the Portfolio Property Net Operating Income of each Portfolio Property (not less than zero for any individual Portfolio Property) owned, or ground leased pursuant to an Eligible Ground Lease, by the Consolidated Group for the then most recently ended fiscal quarter of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) (excluding each Disposed Portfolio Property, each Newly-Acquired Portfolio Property, each Qualified Development Property and each Non-Stabilized Portfolio Property), divided by the Applicable Capitalization Rate for each such Portfolio Property, multiplied by (ii) four, plus (b) the acquisition cost paid by the applicable member(s) of the Consolidated Group for each Newly-Acquired Portfolio Property, plus (c) the aggregate book value of all Specified Investments owned by the Consolidated Group at such time, plus (d) the aggregate undepreciated book value of all Qualified Development Properties and all Non-Stabilized Portfolio Properties at such time, plus (e) the Consolidated Group Pro Rata Share of each of the items referenced in clauses (a) through (d) of this definition (and the components thereof) to the extent relating to Portfolio Properties, Newly-Acquired Portfolio Properties, Specified Investments, Qualified Development Properties or Non-Stabilized Portfolio Properties, as applicable, owned by Unconsolidated Affiliates, which Portfolio Property, Newly-Acquired Portfolio Property, Specified Investment, Qualified Development Property or Non-Stabilized Portfolio Property would if owned or ground leased by a member of the Consolidated Group constitute a Portfolio Property, Newly-Acquired Portfolio Property, Specified Investment, Qualified Development Property or Non-Stabilized Portfolio Property described in one of the clauses above, will be included in the calculation of Total Asset Value on a basis consistent with the above described treatment for Properties owned or ground leased by Consolidated Parties, plus (f) all cash and Cash Equivalents owned by members of the Consolidated Group at such time; provided, that notwithstanding the foregoing, for purposes of calculating Total Asset Value at any time:
(i)not more than twenty percent (25%) of the Total Asset Value at any time may be attributable to costs to construct Portfolio Properties (i.e., construction-in-

progress) and real property assets under development, with any excess over the foregoing limit being excluded from Total Asset Value;
(ii)not more than five percent (5%) of the Total Asset Value at any time may be attributable to unimproved land holdings (excluding, for the avoidance of doubt, Investments accounted for under clause (i) above), with any excess over the foregoing limit being excluded from Total Asset Value;
(iii)not more than ten percent (10%) of the Total Asset Value at any time may be attributable to commercial mortgage loans and commercial real estate-related mezzanine loans, with any excess over the foregoing limit being excluded from Total Asset Value;
(iv)not more than twenty percent (20%) of the Total Asset Value at any time may be attributable to Investments in Unconsolidated Affiliates, with any excess over the foregoing limit being excluded from Total Asset Value; and
(v)not more than twenty-five percent (25%) of the Total Asset Value at any time may be attributable to Specified Investments, with any excess over the foregoing limit being excluded from Total Asset Value.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans.
“TRS Subsidiary” means a Wholly Owned Subsidiary of the REIT that is a “taxable REIT subsidiary” under Section 856(l) of the Code.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan or a Daily Simple SOFR Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Affiliate” means, at any date, any Person (x) in which the Consolidated Group, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Consolidated Group on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Consolidated Group under GAAP.
    “Unencumbered Asset Value” means, as of any time for the Consolidated Group, without duplication, (a) an amount equal to (i) the sum of the Unencumbered Property NOI of each Unencumbered Eligible Property (not less than zero for any individual Unencumbered Eligible Property) owned, or ground leased under an Eligible Ground Lease, by the Consolidated Group for the then most recently ended fiscal quarter of the REIT for which financial statements have been provided to the Administrative Agent pursuant to Section 6.01(a) or (b) (excluding each Unencumbered Eligible Property that is a Disposed Portfolio

Property, a Newly-Acquired Portfolio Property, a Qualified Development Property or a Non-Stabilized Portfolio Property), divided by the Applicable Capitalization Rate for each such Unencumbered Eligible Property, multiplied by (ii) four, plus (b) the undepreciated book value at such time of each Unencumbered Eligible Property that is a Qualified Development Property or a Non-Stabilized Portfolio Property, plus (c) the acquisition cost paid by the applicable member(s) of the Consolidated Group for each Unencumbered Eligible Property that is a Newly-Acquired Portfolio Property; provided, that with respect to the acquisition of any Newly-Acquired Property by a Controlled Joint Venture, only the Loan Party Pro Rata Share of such acquisition cost shall be included in the calculation of Unencumbered Asset Value; provided, further, that:

(a)    not more than 20% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are not office, retail or multi-family properties (and, for purposes of determining compliance with such 20% limitation, if an Unencumbered Eligible Property is considered “multi-use”, the Borrower shall be permitted to include the Unencumbered Property NOI of such Unencumbered Eligible Property’s office, retail or multi-family component without limitation under this clause (a)), with any excess over the foregoing limit being excluded from the Unencumbered Asset Value;

(b)    not more than 20% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are either owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease, with any excess over the foregoing limit being excluded from the Unencumbered Asset Value;

(c)    not more than 10% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that constitute Qualified Development Properties, with any excess over the foregoing limit being excluded from the Unencumbered Asset Value; and
(d)    not more than 20% of the Unencumbered Asset Value at any time may be in respect of Unencumbered Eligible Properties that are referenced in clauses (b) and (c) above, with any excess over the foregoing limit being excluded from the Unencumbered Asset Value.
“Unencumbered Eligible Property” means, at any time, an Unencumbered Portfolio Property that meets each of the following criteria at such time:
(a)    each Direct Owner and Indirect Owner of such Unencumbered Portfolio Property is a Wholly Owned Subsidiary of the Borrower or a Controlled Joint Venture, in each case, that is organized in the District of Columbia or a state within the United States of America, and such Unencumbered Portfolio Property is located in the District of Columbia or a state within the United States of America;

(b)    such Unencumbered Portfolio Property (and the income therefrom and proceeds thereof) is not subject to any Liens or other encumbrances (other than Permitted Unencumbered Property Liens), and such Unencumbered Portfolio Property is in good order and condition and is free of all title, survey and other defects that would reasonably be expected to interfere with the use of such Unencumbered Portfolio Property in accordance with its intended purpose or that would reasonably be expected to materially affect the value of such Unencumbered Portfolio Property (other than defects constituting Permitted Unencumbered Property Liens);

(c)    the Equity Interests of each Direct Owner, and those of each Indirect Owner of any such Direct Owner, are not junior in any manner to any other class of Equity Interests in such Person or subject to any Liens or other encumbrances (other than Liens permitted under Section 7.01(a), (b), (c) or (l) and Permitted Pari Passu Encumbrances);

(d)    no Direct Owner or Indirect Owner of such Unencumbered Portfolio Property shall have any Indebtedness (other than the Obligations and other Indebtedness permitted under Section 7.02) and shall not be subject to any proceedings under any Debtor Relief Law;

(e)    such Unencumbered Portfolio Property is free of Hazardous Materials except as would not materially affect the value of such Unencumbered Portfolio Property;

(f)    such Unencumbered Portfolio Property is free and clear of all negative pledges or any restrictions on the ability of the Subsidiary of the Borrower that owns or ground leases such Unencumbered Portfolio Property to transfer or encumber such Unencumbered Portfolio Property, except for (1) Permitted Pari Passu Encumbrances and (2) customary restrictions on Liens, assignments and transfers of assets contained in leases, licenses and other Contractual Obligations entered into in the ordinary course of business that (x) do not prevent the grant of a Lien on such Unencumbered Portfolio Property to secure the Obligations, (y) would not prevent a mortgagee of such Unencumbered Portfolio Property from transferring such Unencumbered Portfolio Property in the event such mortgagee were to foreclose on its Lien on such Unencumbered Portfolio Property and (z) do not materially impair or interfere in the use or operations of such Unencumbered Portfolio Property or the Administrative Agent’s and the Lenders’ rights and remedies under the Loan Documents; and

(g)    in the case of an Unencumbered Portfolio Property other than a Qualified Development Property, after giving pro forma effect to the inclusion of such Unencumbered Portfolio Property as an Unencumbered Eligible Property, the aggregate minimum occupancy for all Unencumbered Portfolio Properties (other than Hotel Properties) included in the calculation of Unencumbered Asset Value shall be at least 80%;
provided, that (i) an Unencumbered Portfolio Property shall not constitute an Unencumbered Eligible Property unless and until the Borrower has delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower designating such Unencumbered Portfolio Property as an “Unencumbered Eligible Property” and certifying that such Unencumbered Portfolio Property satisfies each of the eligibility criteria set forth in clauses (a) through (g) above (or, in the case an Unencumbered Portfolio Property that satisfies each of the eligibility criteria set forth in clauses (a) through (g) above on the Closing Date, is listed on Schedule III hereto), (ii) if at any time any Unencumbered Portfolio Property that is included as an “Unencumbered Eligible Property” (whether on the Closing Date or at any thereafter) ceases to satisfy any of the eligibility criteria set forth in clauses (a) through (g) above, such Unencumbered Portfolio Property shall automatically cease to be an Unencumbered Eligible Property at such time and the Borrower shall promptly notify the Lender in writing thereof and (iii) the Borrower may rescind the designation of any Unencumbered Portfolio Property as an “Unencumbered Eligible Property” at any time by providing written notice thereof to the Administrative Agent so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Loan

Parties are in pro forma compliance with the covenants contained in Section 7.02(b) and Section 7.11 after giving effect thereto.
Notwithstanding anything to the contrary contained herein, an Unencumbered Portfolio Property shall not be deemed an Unencumbered Eligible Property if any Direct Owner or Indirect Owner thereof that is not a Guarantor is obligated in respect of any outstanding Indebtedness for borrowed money that constitutes Recourse Indebtedness.
“Unencumbered Portfolio Property” means any real property (i) that is 100% directly owned by one or more Wholly Owned Subsidiaries of the Borrower that are Guarantors; (ii) that is 100% owned directly by a Controlled Joint Venture or (iii) in which one or more Wholly Owned Subsidiaries of the Borrower that are Guarantors or a Controlled Joint Venture, as applicable, holds a 100% ground leasehold interest under an Eligible Ground Lease; provided, that in the case of clauses (i) and (iii) of this definition, if the Exemption Condition exists at any time with respect to a Wholly Owned Subsidiary of the Borrower that owns or ground leases all or any portion of such real property, the requirement that such Wholly Owned Subsidiary be a Guarantor shall not apply to such Wholly Owned Subsidiary.
“Unencumbered Property NOI” means, with respect to any Unencumbered Eligible Property for any fiscal quarter of the REIT, an amount equal to (a) the Portfolio Property Net Operating Income of such Unencumbered Eligible Property for such fiscal quarter, minus (b) the Annual Capital Expenditure Adjustment with respect to such Unencumbered Eligible Property for such fiscal quarter; provided, that if an Unencumbered Eligible Property is owned, or ground leased under an Eligible Ground Lease, by a Controlled Joint Venture, the Unencumbered Property NOI of such Unencumbered Eligible Property shall, for such period, be the Loan Party Pro Rata Share of such Unencumbered Property NOI.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Cash Amount” means, as of any date, an amount equal to the greater of (a) the excess of (i) the aggregate amount of cash and Cash Equivalents of the Consolidated Group on such date that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash is maintained), minus (ii) the sum of (x) $15,000,000, plus (y) amounts included in the foregoing clause (i) that are held in the name of, or in the possession or control of a Person (other than any possession or control by such Person arising solely from such Person acting in its capacity as a depository or financial intermediary for, or on behalf of, a member of the Consolidated Group) that is not the REIT, the Borrower or any of their respective Subsidiaries as deposits or security for contractual obligations plus (z) the “Total Revolving Credit Outstandings” (or similar defined term) under the Revolving Credit Agreement on such date and (b) $0.
“Unsecured Indebtedness” means, with respect to any Person, all Indebtedness owed by such Person that is not Secured Indebtedness; provided, however, that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness.
“U.S. Bank” means U.S. Bank National Association.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(III).

“Wholly Owned Subsidiary” shall mean, as to any Person, (a) any corporation 100% of whose Equity Interests (other than directors’ qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person have a 100% equity interest at such time. For purposes hereof, so long as the Borrower remains a Subsidiary of the REIT, the Borrower and its Wholly Owned Subsidiaries shall be deemed to be Wholly Owned Subsidiaries of the REIT.
“Withholding Agent” means the Borrower and the Administrative Agent and, in the case of U.S. federal withholding Taxes, any applicable withholding agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the Write-Down and Conversion Powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which Write-Down and Conversion Powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02.Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” shall not be exclusive and shall be deemed to have the inclusive meaning of the term “and/or.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division, as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03.Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Group shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the REIT and its Subsidiaries or the Consolidated Group or to the determination of any amount for the REIT and its Subsidiaries or the Consolidated Group on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the REIT or the Consolidated Group, as applicable, is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04.Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05.Times of Day; Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.06.Rates. The Daily Simple SOFR Rate and the Term SOFR Rate are determined by reference to the Daily Simple SOFR Base Rate and the Term SOFR Base Rate, which are derived from SOFR and Term SOFR, respectively. Section 3.03 provides a mechanism for (a) determining an alternative rate of interest in the event a Benchmark is no longer available or in the other circumstances set forth in Section 3.03 and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, or any other matter related to SOFR or Term SOFR or other rates in the definition of “Daily Simple SOFR Base Rate” or “Term SOFR Base Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including any Benchmark Replacement), including without limitation whether any such alternative, successor, or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(b), will have the same value as, or be economically equivalent to the replaced Benchmark. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, SOFR, Term SOFR, and any alternative, successor or replacement rates (including any Benchmark Replacement), or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service
1.07.GNMA Securities. For purposes of determining the value of Cash Equivalents as of any date, the value of GNMA Securities that are included as Cash Equivalents on such date shall be 95% of the marked-to-market value of such GNMA Securities determined in accordance with GAAP as of the last day of the then most recently ended fiscal quarter of the REIT.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.     The Term Loans.     As set forth in Section 10.19, each of the “Loans” outstanding under (and as defined in) the Existing Term Loan Agreement shall become Term Loans hereunder in an amount as set forth on Schedule 2.01. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a term loan to the Borrower in Dollars (each, a “Term Loan”) on the Closing Date in an aggregate principal amount equal to such Lender’s Commitment by making immediately available funds available to the Administrative Agent’s designated account, not later than the time specified by the Administrative Agent. Amounts borrowed under this Section 2.01 and repaid or prepaid may not reborrowed. Term Loans may be Base Rate Loans, Daily Simple SOFR Loans or Term SOFR Loans, as further provided herein. Unless previously terminated, the Commitments shall terminate on a dollar-for-dollar basis concurrently with the making of the Term Loans on the Closing Date, and any unused Commitments shall terminate at 5:00 p.m. on the Closing Date.
2.02.     Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Daily Simple SOFR Loans or Base Rate Loans, and (ii) on the requested date of any Borrowing of Daily Simple SOFR Loans or Base Rate Loans or conversion of Daily Simple SOFR Loans to Base Rate Loans or Base Rate Loans to Daily Simple SOFR Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Daily Simple SOFR Loans or Base Rate Loans shall be in a principal amount of $300,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Term Loans from one Type to another, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(b)Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Term Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of U.S. Bank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.
(e)After giving effect to a Borrowing, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect at any time.
(f)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
2.03. [Intentionally Omitted].
2.04. [Intentionally Omitted].
2.05. Prepayments. The Borrower may, upon notice to the Administrative Agent (which notice, in the case of a termination of the full amount of the Facility and prepayment of all Loans in connection therewith, may state that it is conditioned on the Borrower receiving proceeds of other financing, in which case such notice may be revoked by the Borrower (by providing notice to the Administrative Agent) if such financing is not received by the Borrower on or prior to the proposed termination date of the Facility and prepayment of all Loans in connection therewith), at any time or from time to time voluntarily prepay Term Loans in whole or in part without premium or penalty; provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Daily Simple SOFR Loans or Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Daily Simple SOFR Loans or Base Rate Loans shall be in a principal amount of $300,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.19, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the Facility.
2.06. [Reserved].
2.07. Repayment of Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Term Loans outstanding on such date.

2.08. Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Term SOFR Rate for such Interest Period plus the Applicable Rate then applicable to Term SOFR Loans, (ii) each Daily Simple SOFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Adjusted Daily Simple SOFR Rate plus the Applicable Rate then applicable to Daily Simple SOFR Loans and (iii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate then applicable to Base Rate Loans.
(b)     (i) While any Specified Event of Default exists, or upon the request of the Required Lenders while any Financial Covenant Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, and subject to the requirements of Section 3.05 of the Existing Term Loan Agreement, all “Eurodollar Rate Loans” outstanding under the Existing Term Loan Agreement immediately preceding the Closing Date shall automatically be converted to Term SOFR Loans with a one month Interest Period as of the Closing Date.
2.09.    Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10.    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)    All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which may result in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the

Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    If, as a result of any restatement of or other adjustment to the financial statements of the Consolidated Group or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the REIT as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.08(b) or under Article VIII; provided that no Default or Event of Default shall be deemed to have occurred as a result of such nonpayment (and no such shortfall amount shall be deemed overdue or accrue interest at the Default Rate) unless such shortfall amount is not paid on or prior to the fifth Business Day following demand for such payment by the Administrative Agent to the Borrower. The Borrower’s obligations under this paragraph shall survive for a period of nine (9) months following the termination of the Facility and the repayment of all other Obligations hereunder (the last day of such nine-month period being referred to herein as the “Section 2.10(b) Termination Date”); provided, that if after the Section 2.10(b) Termination Date it is discovered that there was an inaccuracy in the calculation of the Consolidated Total Leverage Ratio for a period ending prior to the termination of the Facility and repayment in full of the Obligations, and such inaccuracy (x) resulted from the gross negligence, willful misconduct or fraud of the REIT and (y) gives rise to obligations under this Section 2.10(b), then such obligations of the Borrower under this paragraph shall nevertheless survive the Section 2.10(b) Termination Date and shall be due and payable by the Borrower on the date of discovery of such inaccuracy.
2.11.     Evidence of Debt.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12.    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Daily Simple SOFR Loans or Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Daily Simple SOFR Loans or Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
2.13.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the REIT, the Borrower or any of their respective Affiliates (as to which the provisions of this Section shall apply).
The Borrower and the REIT consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or any Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or such Guarantor in the amount of such participation.
2.14.    Extension of Maturity Date.
(a)    Requests for Extension. The Borrower may, by written notice to the Administrative Agent (such notice, an “Extension Notice”), once during the term of the Facility, not earlier than 90 days and not later than 30 days prior to the then applicable Maturity Date, elect to extend the then applicable Maturity Date by one year. The Administrative Agent shall distribute any such Extension Notice promptly to the Lenders following receipt thereof.
(b)    Conditions Precedent to Effectiveness of the Maturity Date Extension. As conditions precedent to the extension of the Maturity Date, the Borrower shall satisfy each of the following requirements for such extension to become effective (the first date on which such conditions precedent are satisfied or waived, the “Extension Effective Date”):
(i)The Administrative Agent shall have received an Extension Notice within the period required under clause (a) above;
(ii)On the date of the Extension Notice and both immediately before and immediately after giving effect to the extension of the Maturity Date, no Default shall have occurred and be continuing;
(iii)The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders based on their respective Applicable Percentages as of such date, an extension fee in an amount equal to 0.150% of the Facility as in effect on the Extension Effective Date; it being agreed that such extension fee shall be fully earned when paid and shall not be refundable for any reason; and
(iv)The Administrative Agent shall have received a certificate of each Loan Party dated as of the Extension Effective Date, signed by a Responsible Officer of such Loan Party (i) (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension or (B) certifying that, as of the Extension Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date include approval for the requested extension and are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of such date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (x)) after giving effect to such qualification and (z) for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.
(c)    Effectiveness of Extension. Any such extension of the Maturity Date shall become effective on the Extension Effective Date.
(d)    Conflicting Provisions. This Section shall supersede any provisions in Section 10.01 to the contrary.
2.15.    [Intentionally Omitted].
2.16.    [Intentionally Omitted].
2.17.    [Intentionally Omitted].
2.18.    [Intentionally    Omitted].
2.19.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definition of “Required Lenders.”
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the

Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender shall no longer be a Defaulting Lender hereunder; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES,YIELD PROTECTION AND ILLEGALITY
3.01.    Taxes
(a)    Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Loan Parties. The Borrower shall timely pay (or cause the relevant Loan Party to timely pay) to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Loan Parties. Each of the Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative. Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the

Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(i)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain, or fund Loans whose interest is determined by reference to a SOFR Rate, or to determine or charge interest rates based upon a SOFR Rate, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue such SOFR Rate Borrowings or to convert Base Rate Borrowings to such SOFR Rate Borrowings shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Borrowings the interest rate on which is determined by reference to the component of the Base Rate based on a SOFR Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the component of the Base Rate based on a SOFR Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert each affected Loan of such Lender to a Base Rate Loan (the interest rate on which Base Rate Loan shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the component of the Base Rate based on a SOFR Rate), on the Interest Payment Date therefor, if such Lender can lawfully continue to maintain such Loan to such day, or immediately, if such Lender cannot lawfully continue to maintain such Loan to such day, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon a SOFR Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the component of the Base Rate based upon such SOFR Rate until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon such SOFR Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03.    Inability to Determine Rates; Benchmark Replacement.
(a)    Unavailability of SOFR. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but subject to Section 3.03(b), if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent that the Required Lenders have determined, that:
(i)for any reason in connection with any request for a SOFR Rate Borrowing or a conversion or continuation thereof, that the applicable Benchmark with respect to such SOFR Rate Borrowing does not adequately and fairly reflect the cost to such Lenders of funding such Loans, or

(ii)the interest rate applicable to any SOFR Rate Borrowing is not ascertainable or available (including, without limitation, because the applicable Screen (or on any successor or substitute page on such screen) is unavailable) and such inability to ascertain or unavailability is not expected to be permanent, then the Administrative Agent shall suspend the availability of the affected SOFR Rate Borrowings and require any affected SOFR Rate Borrowings to be repaid or converted to Base Rate Borrowings, subject to the payment of any funding indemnification amounts required by Section 3.05.
(b)    Benchmark Replacement.
(i)    Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.03(b)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)    Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(b).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest

Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove any tenor of such Benchmark that is unavailable or non-representative for any Benchmark settings and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon notice to the Borrower by the Administrative Agent in accordance with Section 10.02 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 3.03(b), the Borrower may revoke any request for a Term SOFR Borrowing or Daily Simple SOFR Borrowing, or any request for the conversion or continuation of a Term SOFR Borrowing or Daily Simple SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period, as applicable, and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Borrowing or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
3.04.    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other similar assessment) against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or Recipient (except any reserve requirement reflected in the Term SOFR Rate or the Daily Simple SOFR Rate);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or Recipient of making, converting to, continuing or maintaining any Loan, or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or Recipient or to reduce the amount of any sum received or receivable by such Lender or Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Recipient, the Borrower will pay to such Lender or Recipient such additional amount or amounts as will compensate such Lender or Recipient for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05.    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or a Daily Simple SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or a Daily Simple SOFR Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding any lost profit or loss of margin or Applicable Rate). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
3.06.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if a Lender gives a notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07.    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01.    Conditions of Effectiveness. This Agreement shall become effective on and as of the first date (the “Closing Date”) on which all of the following conditions precedent shall have been satisfied:
(a)    The Administrative Agent’s receipt of the following, each of which shall be original, or e-mail (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement and the Guaranty Agreement;
(ii)    a Term Note executed by the Borrower in favor of each Lender requesting a Term Note prior to the Closing Date;
(iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each

Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of incorporation or formation;
(v)    a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vi)a favorable opinion of in-house counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(vii)a favorable opinion of Venable LLP, local counsel to the Loan Parties in Maryland, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;
(viii)a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(ix)a certificate signed by a Responsible Officer of the Borrower certifying that (1) the conditions specified in Section 4.01(d) and Section 4.02 have been satisfied and (2) no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority related to the credit facility being provided under this Agreement or that could reasonably be expected to have a Material Adverse Effect;
(x)a Solvency Certificate from the Loan Parties certifying that, after giving effect to the transactions to occur on the Closing Date (including, without limitation, any Credit Extension to occur on the Closing Date), the REIT and its Consolidated Subsidiaries, on a consolidated basis, are Solvent;
(xi)a duly completed Compliance Certificate as of the Closing Date (giving pro forma effect to the transactions to occur on the Closing Date, including, without limitation, all Credit Extensions to occur on the Effective Date), signed by a Responsible Officer of Borrower (such certificate being referred to herein as the “Pro Forma Closing Date Compliance Certificate”); and
(xii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Arranger reasonably may require.
(b)    (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.
(c)    All due diligence with respect to the REIT, the Borrower and their respective Subsidiaries, in scope and determination satisfactory to the Administrative Agent, Arrangers and the Lenders in their sole discretion, shall have been completed.

(d)    There shall not have occurred since December 31, 2021 any event or condition that has had or could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(e)    Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) (limited to the fees and expenses of one primary counsel, one specialty counsel in each specialty and one local counsel in each local jurisdiction) to the extent invoiced prior to or on the first Business Day prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(f)    Upon the reasonable request of any Lender made at least 10 days before the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering Laws, including the PATRIOT Act, in each case at least five days before the Closing Date.
(g)    At least five days before the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall have delivered a Beneficial Ownership Certification in relation to the Borrower.
(h)    All accrued and unpaid interest and fees with respect to the Loans under the Existing Term Loan Agreement as of (and immediately prior to giving effect to) the Closing Date shall have been, or concurrently with the extensions of credit being made hereunder on the Closing Date will be, paid in full.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02.    Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Term Loans to another Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the proposed Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date (including such earlier date set forth in the foregoing clause (i)) after giving effect to such qualification and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof; and
(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES

Each of the REIT and the Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01.    Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except in each case referred to in clause (b) or (c) hereof, to the extent the same could not reasonably be expected to have a Material Adverse Effect.
5.03.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document or (b) the exercise by the Administrative Agent or any Lender of its rights or remedies under the Loan Documents, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

5.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, or by general equitable principles relating to enforceability.
5.05.    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)    The unaudited consolidated balance sheet of the Consolidated Group dated September 30, 2022, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Group as of the date thereof and its results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since December 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)    The consolidated forecasted balance sheet, statement of income and cash flows of the Consolidated Group delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions the Borrower believed to be reasonable at the time made; provided, such forecasts are not to be viewed as facts and that actual results during the period or periods covered by such forecasts may differ from such forecasts and that the differences may be material.
5.06.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07.    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08.    Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
5.09.    Environmental Compliance.
(a)    The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Except as could not reasonably be expected to have a Material Adverse Effect (i) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties and their Subsidiaries, have never been any underground or above-ground storage tanks for storage of Hazardous Materials on or at any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of the Loan Parties on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there are no and to the knowledge of the Loan Parties and their Subsidiaries after due inquiry never have been any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the knowledge of the Loan Parties after due inquiry, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iv) there is no asbestos or asbestos-containing material on, at or in any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (v) Hazardous Materials have not been Released on, at, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.
(c)    (i) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, except as set forth on Schedule 5.09(c) or as could not reasonably be expected to result in a Material Adverse Effect, or with respect to any such investigation or assessment or remedial or response action initiated after the Closing Date, as disclosed to the Administrative Agent in writing; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner, either of which could not reasonably expected to result in a Material Adverse Effect.
(d)    Except as set forth on Schedule 5.09(d), the Loan Parties and their respective Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance in all respects with all applicable Environmental Laws, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for each property owned, leased, or otherwise operated by any of them, except as could not reasonably be expected to have a Material Adverse Effect; and (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits that pertain to any of their properties, except as could not reasonably be expected to have a Material Adverse Effect.
5.10.    Insurance. The properties of each Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or the applicable Subsidiary operates.
5.11.    Taxes. Each Loan Party and each of its Subsidiaries has timely filed all federal, state and other material tax returns and reports required to be filed, and has timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except those Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed material tax assessment against any Loan Party or any Subsidiary thereof. Except as set forth on Schedule 5.11, on the Closing Date, neither any Loan Party nor any Subsidiary thereof is party to any tax sharing, tax indemnification or other similar agreement. Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries has ever “participated” in a “listed transaction” or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4.
5.12.    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened in writing, claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither the Borrower nor any

ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    Neither the REIT nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than those listed on Schedule 5.12(d) hereto.
(e)    No Loan Party is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans.
5.13.    Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Persons and in the amounts specified on Part (a) of Schedule 5.13. Set forth on Part (b) of Schedule 5.13 is, as of the Closing Date, a complete and accurate list of all Loan Parties, showing (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization.
5.14.    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing, not more than 25% of the value of the assets (either of the Borrower only or of the REIT and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.02 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)    None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15.    Disclosure. (a) No written report, financial statement, certificate or other written information furnished by or at the direction of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contained at the time of delivery any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projections, estimates and other forward-looking information, the Borrower and the REIT represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections, estimates and other forward-looking information are not to be viewed as facts or guarantees and that actual results may vary materially from such projections, estimates and forward-looking information).
(b)    As of the Closing Date, the information included in any certification regarding beneficial ownership required by the Beneficial Ownership Regulation, if applicable, is true and correct in all respects.
5.16.    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17.    Intentionally Omitted.
5.18.    Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its businesses except to the extent the failure to have such rights could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding infringement of the rights held by any other Person is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.19.    Solvency. The REIT and its Consolidated Subsidiaries, on a consolidated basis, are Solvent.
5.20.    Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain proceeding that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.21.    Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any of its Subsidiaries or any ERISA Affiliates as of the Closing Date and neither any Loan Party nor any Subsidiary thereof has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.22.    Anti-Corruption Laws; Sanctions. The REIT, its Subsidiaries and, to the knowledge of the REIT or any of its Subsidiaries, their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws and all applicable Sanctions in all material respects. The REIT and its Subsidiaries have implemented and maintain in effect policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws and applicable Sanctions. None of the REIT, any of its Subsidiaries or, to the knowledge of the REIT or any of its Subsidiaries, any director, officer, employee, agent, or affiliate of the REIT or any of its Subsidiaries is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are, (a) the target of any Sanctions or (b) located, organized or resident in a country or territory that is the subject of Sanctions (currently the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, Crimea, Cuba, Iran, North Korea and Syria).
5.23.    REIT Status; Stock Exchange Listing. The REIT is qualified as a Real Estate Investment Trust. The shares of common Equity Interests of the REIT are listed on the New York Stock Exchange.
5.24.    Affected Financial Institution. No Loan Party is an Affected Financial Institution.
5.26.    Covered Entity. No Loan Party is a Covered Entity.
ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, each of the REIT and the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each of their respective Subsidiaries to:
6.01.    Financial Statements. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the REIT (or, if earlier, 15 days after the date required to be filed with the SEC) (commencing with the fiscal year ended December 31, 2022), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a Big Four Accounting Firm or, if not a Big Four Accounting Firm, such other independent certified public accountant firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for a qualification or an exception to the extent related to the maturity or refinancing of the Loans or any loans or obligations under the Revolving Credit Agreement);
(b)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the REIT (or, if earlier, 5 days after the date required to be filed with the SEC) (commencing with the fiscal quarter ending March 31, 2023), a consolidated balance sheet of the Consolidated Group as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the REIT’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the REIT’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the REIT as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to customary year-end audit adjustments and the absence of footnotes; and
(c)    as soon as available, but in any event at least 15 days before the end of each fiscal year of the Consolidated Group on a consolidated basis, forecasts prepared by management of the REIT, in form reasonably satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Consolidated Group on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).
As to any information contained in materials furnished pursuant to Section 6.02(d), the Borrower shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.
6.02.    Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:
(a)    concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants (which certificate may be limited or eliminated to the extent required by accounting rules or guidelines) certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event;
(b)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the REIT (which delivery may, unless the Administrative Agent, or a Lender through the Administrative Agent requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(c)    promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
(d)    promptly after the same are available, (x) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equityholders of the REIT, (y) copies of each annual report, proxy, financial statement or other financial report sent to the limited partners of the Borrower, and (z) copies of all annual, regular, periodic and special reports and registration statements which any Loan Party or any Subsidiary thereof files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(e)    promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party, any Direct Owner or Indirect Owner pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
(f)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each material notice or other material written correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(g)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(h)    as soon as available, but in any event within 30 days after the end of each fiscal year of the REIT, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each member of the Consolidated Group and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(i)    promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and
(j)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the REIT posts such documents, or provides a link thereto on the REIT’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the REIT’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower (through the Administrative Agent) to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender (through the Administrative Agent) and (ii) the Borrower shall notify the Administrative Agent (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it (through the Administrative Agent) or maintaining its copies of such documents.

The Borrower and the REIT hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the REIT or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03.    Notices. Promptly notify the Administrative Agent:
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws, in each case that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(c)    of the occurrence of any ERISA Event;
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; or
(e)    of any announcement by Moody’s, Fitch or S&P of any change or possible change in a Debt Rating; provided, that the provisions of this clause (e) shall not apply at any time prior to the Investment Grade Pricing Effective Date.
Each notice pursuant to Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04.    Payment of Obligations. (a) Pay and discharge as the same shall become due and payable (i) all federal, state and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the REIT, the Borrower or such Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Lien permitted under Section 7.01) unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are maintained; (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, but only to the extent the failure to pay such Indebtedness would constitute an Event of Default and (iv) all of its other obligations and liabilities, except as could not reasonably be expected to have a Material Adverse Effect; and (b) timely file all material tax returns required to be filed.
6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06.    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07.    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of the REIT, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and, in the case of liability insurance, shall (i) provide for not less than 30 days’ (or 10 days in the case of termination for failure to pay premiums) prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) name the Administrative Agent as additional insured on behalf of the Lenders.
6.08.    Compliance with Laws. Comply in all material respects with the requirements of all Laws (including, without limitation, all Anti-Corruption Laws and applicable Sanctions) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the REIT, its Subsidiaries and their respective directors, officers, employees and agents with  Anti-Corruption Laws and applicable Sanctions.

6.09.    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct in all material respects entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the REIT, the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the REIT, the Borrower or such Subsidiary, as the case may be.
6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (provided, that the Borrower shall be permitted to have its representatives present during any such discussions with its independent public accountants), all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, that so long as no Event of Default has occurred and is continuing, (x) no more than one (1) such visit and inspection by the Administrative Agent during any year shall be at the expense of the Borrower and (y) any such visit and inspection by a Lender shall be at the sole expense of such Lender; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
6.11.    Use of Proceeds. Use the proceeds of the Credit Extensions solely for general corporate purposes, including refinancing existing Indebtedness (including Indebtedness under the Existing Term Loan Agreement), working capital, the payment of capital expenses, acquisitions and development and redevelopment of Portfolio Properties, and for Restricted Payments by the Borrower and the REIT, in each case not in contravention of any Law or of any Loan Document.
6.12.    Additional Guarantors
. With respect to (i) any Person that is or becomes a Subsidiary (other than an Excluded Subsidiary) of the Borrower after the Closing Date, and/or (ii) any Subsidiary of the Borrower that ceases to be an Excluded Subsidiary after the Closing Date, on or prior to such time that such Person becomes a Subsidiary (other than an Excluded Subsidiary) or ceases to be an Excluded Subsidiary, as applicable, unless the Exemption Condition exists at such time with respect to such Person, (w) cause such Person to execute a joinder agreement to the Guaranty Agreement in form and substance reasonably satisfactory to the Administrative Agent, (x) deliver to the Administrative Agent (A) the items referenced in Section 4.01(a)(iii), (iv) and (viii) with respect to such Person and (B) if reasonably requested by the Administrative Agent, a favorable opinion of counsel (which counsel shall be reasonably acceptable to the Administrative Agent), addressed to the Administrative Agent and each Lender, as to such matters concerning such Person and the Loan Documents to which such Person is a party as the Administrative Agent may reasonably request, (y) provide the Administrative Agent with the U.S. taxpayer identification for such Person (or the equivalent thereof, in the event such Person is not organized under the laws of the United States, any State thereof or the District of Columbia) and (z) provide the Administrative Agent and each Lender with all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and the results of any such

“know your customer” or similar investigation conducted by Administrative Agent or any Lender shall be satisfactory to Administrative Agent or such Lender in all respects.
6.13    Compliance with Environmental Laws. Comply, and take commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits, except to the extent the failure to comply could not reasonably be expected to have a Material Adverse Effect, obtain and renew all Environmental Permits necessary for the operations at each of its properties, except as could not reasonably be expected to have a Material Adverse Effect, at each of its other properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action required under and in material compliance with Environmental Law to remediate all Hazardous Materials at, on, under or emanating from any of its properties, except as could not reasonably be expected to have a Material Adverse Effect, at each of its other properties; provided, however, that neither the REIT nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.
6.14    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent and the Lenders the rights granted or now or hereafter intended to be granted to them under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
6.15.    New York Stock Exchange Listing. The REIT will at all times be listed on the New York Stock Exchange.
6.16.    Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the REIT and the Borrower shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:

7.01.    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens for taxes not yet due or Liens for taxes which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(e)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f)    easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person, and any replacement, extension or renewal of any such Lien;
(g)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(h)    The rights of tenants under leases and subleases of, and the rights of managers under management agreements in respect of, Portfolio Properties, in each case entered into in the ordinary course of business consistent with past practice of the REIT and its Subsidiaries provided, that (i) such leases and subleases contain market terms and conditions (excluding rent) as reasonably determined by the Borrower at the time such leases and subleases are entered into and (ii) such Liens do not secure any Indebtedness;
(i)    Liens encumbering assets of a Loan Party or Subsidiary thereof not otherwise permitted under this Section 7.01; provided, that (i) such Liens do not at any time encumber any Unencumbered Eligible Property, (ii) such Liens do not at any time encumber the Equity Interests of any Person who owns or ground leases an Unencumbered Eligible Property (or the Equity Interests of any direct or indirect Subsidiary of the Borrower that owns any Equity Interests in such Person) and (iii) after giving pro forma effect to the incurrence of any such Lien (and all Indebtedness and other obligations secured thereby), the Loan Parties are in compliance with the covenants contained in Section 7.02(b) and Section 7.11;

(j)    Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any Unencumbered Eligible Property, (ii) such Liens do not at any time encumber the Equity Interests of any Person who owns or ground leases an Unencumbered Eligible Property (or the Equity Interests of any direct or indirect Subsidiary of the Borrower that owns any Equity Interests in such Person), (iii) (A) in the case of any such Lien incurred by a Loan Party, such Lien does not encumber any property other than the property financed by such Indebtedness and (B) in the case of any such Lien incurred by a Subsidiary that is not a Loan Party, such Lien does not encumber any property other than the property of such Subsidiary; provided that, in each case under this clause (iii), such Lien may also encumber the Equity Interests in, and any or all other assets of, any Single Asset Entity that incurred the Indebtedness secured by such Lien and (iv) the Indebtedness secured thereby does not exceed the cost or fair market value of the property encumbered thereby (as of the date of the incurrence of such Indebtedness), whichever is lower;
(k)    All Liens with respect to any Portfolio Property (other than an Unencumbered Eligible Property) that are existing on the date such Portfolio Property is acquired or ground leased by a Subsidiary of the Borrower, to the extent such Liens are disclosed in the title report for such Portfolio Property received by such Subsidiary on or prior to the date of such acquisition or ground lease;
(l)    in the case of Equity Interests of a Controlled Joint Venture, buy/sell rights with respect to such Equity Interests on customary terms and conditions;
(m)    Liens existing on the Closing Date and listed on Schedule 7.01(m);
(n)    Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business; and
(o)    Permitted Pari Passu Encumbrances;
provided, that notwithstanding the foregoing clauses of this Section 7.01, in no event shall any Liens (other than Permitted Judgment Liens, Permitted Pari Passu Encumbrances and Liens permitted by clauses (a), (b), (c), (f) and (h) above) encumber any Unencumbered Eligible Property or (other than Permitted Pari Passu Encumbrances and Liens permitted by clauses (a), (b), (c) and (l) above) encumber the Equity Interests of any Direct Owner or Indirect Owner.
7.02.    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    the Obligations;
(b)    in addition to Indebtedness permitted under clause (a) above, (i) Pari Passu Obligations, and (ii) (A) Secured Recourse Indebtedness owed by the Borrower or any Guarantor to Persons that are not members of the Consolidated Group and (B) Recourse Indebtedness owed by Subsidiaries of the Borrower that are not Guarantors to Persons that are not members of the Consolidated Group, provided that the aggregate outstanding principal amount of all outstanding Indebtedness described in clauses (ii)(A) and (ii)(B) shall not at any time exceed fifteen percent (15%) of Total Asset Value at such time;
(c)    Non-Recourse Indebtedness owed by the Loan Parties and their Subsidiaries; provided, that after giving pro forma effect to the incurrence thereof, the Loan Parties are in compliance with the covenants contained in Section 7.02(b) and Section 7.11;

(d)    intercompany loans and advances to the extent permitted under Section 7.03; provided that all such intercompany Indebtedness owed by any Loan Party shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent; and
(e)    the Guarantee by the Borrower or a Guarantor of Pari Passu Obligations.
7.03.    Investments. Make or allow any Investment unless (i) no Event of Default exists at the time of, or after giving effect to, the making of such Investment and (b)  after giving effect to the making of such Investment, the REIT and the Borrower are in compliance, on a pro forma basis, with the covenants contained in Section 7.02(b) and Section 7.11, such pro forma calculation to be made as of the last day of the fiscal quarter most recently ended prior to the date such Investment is made and for which financial statements have been delivered, or are required to be delivered pursuant to Section 6.01(a) or (b).
7.04.    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:
(a)    any Subsidiary of the Borrower may merge, liquidate or dissolve into, or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries of the Borrower, provided that if any Guarantor is merging with, liquidating into or consolidating with another Subsidiary of the Borrower that is not a Guarantor, the continuing or surviving Person shall be a Guarantor;
(b)    any Subsidiary of the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary of the Borrower; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor; and
(c)    Dispositions permitted by Section 7.05(b) and (c) shall be permitted.
7.05.    Dispositions. Make any Disposition or enter into any agreement to make any Disposition (whether in one transaction or in a series of transactions or pursuant to a Division), or, in the case of any Subsidiary of the Borrower, issue, sell or otherwise Dispose of (whether in one transaction or in a series of transactions or pursuant to a Division) any of such Subsidiary’s Equity Interests to any Person, if (a) such Disposition is not permitted under Section 7.04, (b) such Disposition results in the Borrower or any Guarantor (other than the REIT) not being a Wholly Owned Subsidiary of the REIT or (c) after giving effect to such Disposition, the REIT and Borrower are not in compliance, on a pro forma basis, with the covenants contained in Section 7.02(b) and Section 7.11.
7.06.    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:
(a)    each Subsidiary of the Borrower may (i) declare and make Restricted Payments to the Borrower and the Guarantors (other than the REIT), and (ii) declare and make Restricted Payments ratably to the holders of such Subsidiary’s Equity Interests according to their respective holdings of the type of Equity Interest in respect of which such

Restricted Payment is being made so long as the Borrower (directly or through other Subsidiaries of the Borrower) receives its proportionate share thereof;
(b)    the REIT and each Subsidiary thereof may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person or its direct or indirect parent (and, to the extent constituting a dividend or distribution under applicable Laws, the issuance of common or preferred Equity Interests in connection with the conversion of any Indebtedness);
(c)    (i) the REIT and each Subsidiary thereof may purchase, redeem or otherwise acquire Equity Interests or warrants or options to obtain such Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its or its direct or indirect parent’s common stock or other common Equity Interests, (ii) the REIT and/or the Borrower may purchase, redeem or otherwise acquire limited partnership interests of the Borrower held by a limited partner thereof in exchange for Equity Interests of the REIT so long as, after giving effect to any such purchase, redemption or other acquisition, a Change of Control does not occur and (iii) the Borrower may redeem limited partnership interests of the Borrower held by a limited partner thereof for cash to the extent such a redemption is required by the Borrower Limited Partnership Agreement; provided, that the aggregate amount of cash paid for all such redemptions made pursuant to this clause (iii) shall not exceed $10,000,000;
(d)    the Borrower shall be permitted to declare and pay other Restricted Payments; provided that, (i) if an Event of Default under Section 8.01(a) shall have occurred and be continuing or would result therefrom, the Borrower’s ability to declare and make cash Restricted Payments under this clause (d) shall be limited to pro rata cash dividends on its Equity Interests and pro rata cash distributions with respect thereto in an amount that will result in the REIT receiving the minimum amount of funds required to be distributed to its equityholders in order for the REIT to maintain its status as a Real Estate Investment Trust for federal and state income tax purposes and avoid the payment of federal and state income taxes and excise taxes and (ii) the Borrower shall not be permitted to make cash Restricted Payments under this clause (d) following (1) the acceleration of the Obligations pursuant to Section 8.02 or (2) the occurrence of any Event of Default under Section 8.01(f) or (g) with respect to the Borrower or the REIT; and
(e)    the REIT shall be permitted to dividend or distribute to the holders of its Equity Interests any amounts received by the REIT pursuant to Section 7.06(d).
7.07.    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the REIT, the Borrower and their respective Subsidiaries on the Closing Date or any business substantially related or incidental thereto.
7.08.    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the REIT, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the REIT or a Subsidiary thereof as would be obtainable by the REIT or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among any Loan Party and any Wholly Owned Subsidiary, (ii) transactions between or among Subsidiaries that are not Wholly Owned Subsidiaries and (iii) Investments and Restricted Payments expressly permitted hereunder.
7.09.    Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (i) any Loan Party or any Wholly Owned Subsidiary of the Borrower that is a Direct Owner or Indirect Owner of an Unencumbered Eligible Property to make Restricted Payments to the REIT, the Borrower, any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) the REIT or any other Guarantor to Guarantee the Indebtedness owed by the Borrower under this Agreement or (iii) any Loan Party or any Wholly Owned Subsidiary of the Borrower that is a Direct Owner or an Indirect Owner to create, incur, assume or suffer to exist Liens on Unencumbered Eligible Properties or the Equity Interests of any Direct Owner or Indirect Owner; provided, further, that this Section 7.09 shall not prohibit (1) Permitted Unencumbered Property Liens and (2) customary restrictions on Liens, assignments and transfers of assets contained in leases, licenses and other Contractual Obligations entered into in the ordinary course of business that (x) do not prevent the grant of a Lien on any Unencumbered Eligible Property to secure the Obligations, (y) would not prevent a mortgagee of an Unencumbered Eligible Property from transferring such Unencumbered Eligible Property in the event such mortgagee were to foreclose on its Lien on such Portfolio Property and (z) do not materially impair or interfere in the use or operations of such assets or the Administrative Agent’s and the Lenders’ rights and remedies under the Loan Documents.
7.10.    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11.    Financial Covenants.
(a)    Consolidated Secured Leverage Ratio. Permit the Consolidated Secured Leverage Ratio to be greater than 40% as of the last day of any fiscal quarter.
(b)    Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio to be greater than 60% as of the last day of any fiscal quarter.
(c)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00 as of the last day of any fiscal quarter.
(d)    Consolidated Unsecured Interest Coverage Ratio. Permit the Consolidated Unsecured Interest Coverage Ratio to be less than 1.75 to 1.00 as of the last day of any fiscal quarter.
(e)    Consolidated Unsecured Leverage Ratio. Permit the Consolidated Unsecured Leverage Ratio to be greater than 60% as of the last day of any fiscal quarter.
7.12.    Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP, or (b) fiscal year.
7.13.    Amendment, Waivers and Terminations of Certain Agreements. Directly or indirectly, consent to, approve, authorize or otherwise suffer or permit (a) any amendment, change, cancellation, termination or waiver in any respect of (i) the terms of any Organization Document of any Loan Party or any Subsidiary thereof that owns or ground leases an Unencumbered Eligible Property, other than amendments, changes and modifications that are not adverse in any material respect to the REIT, any of the other Loan Parties, any Subsidiary thereof that owns or ground leases an Unencumbered Eligible Property, the Administrative Agent or the Lenders or (ii) the terms of any Contractual Obligation of any Loan Party or any Subsidiary thereof that owns or ground leases an

Unencumbered Eligible Property, except as could not reasonably be expected to have a Material Adverse Effect or (b) any amendment, change or other modification in respect of the terms of the tax protection agreement set forth on Schedule 5.11, other than amendments, changes and modifications that are not adverse to the REIT, any of the other Loan Parties, any Subsidiary thereof that owns or ground leases an Unencumbered Eligible Property, the Administrative Agent or the Lenders.
7.14.    Tax Sharing and Indemnification Agreements. Enter into any tax sharing, tax indemnification or other similar agreement, except for the tax protection agreement existing on the Closing Date and set forth on Schedule 5.11 and any such other agreements entered into after the Closing Date that (i) are not materially more onerous on the Borrower than the agreement set forth on Schedule 5.11 (as in effect on the Closing Date) and (ii) do not have terms, provisions, covenants, obligations, indemnification provisions or remedies that are materially more adverse to, or materially more burdensome on, the Borrower than those contained in the agreement set forth on Schedule 5.11 (as in effect on the Closing Date); provided, that in no event shall any Loan Party or Subsidiary thereof (other than the Borrower) (i) have any duties or obligations under any tax sharing, tax indemnification or other similar agreement or (ii) provide any Guarantee or other credit support of any kind with respect to any such agreement.
7.15.    Sanctions; Anti-Corruption Laws. Request any Credit Extension, or use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension, whether directly or knowingly indirectly, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b)(i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    The Borrower or the REIT fails to perform or observe any term, covenant or agreement contained in any of Sections 6.01(a), 6.01(b), 6.02 (other than 6.02(h)), 6.03, 6.05, (with respect to the existence of the Borrower, the REIT, each Direct Owner and each Indirect Owner), 6.07 or 6.11, or Article VII, or any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in the Guaranty Agreement; or
(c)    Other Defaults. Any Loan Party fails to perform or observe (i) the covenant set forth in Section 6.12, and such failure continues for ten (10) Business Days or (ii) any other covenant or agreement (not specified in Section 8.01(a), (b) or (c)(i) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), beyond all applicable grace periods, in respect of (x) any Recourse Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $25,000,000, or (y) any Non-Recourse Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, in each case, which exist beyond the end of all applicable grace periods, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity or cash collateral in respect thereof to be demanded; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Significant Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Significant Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which such judgment is not satisfied, vacated, discharged, stayed or bonded pending appeal; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary thereof to the Pension Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount, or (iii) an ERISA Event occurs with respect to a Multiemployer Plan which has resulted or could reasonably be expected to result in an annual liability of any Loan Party or any Subsidiary thereof to the Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount or which, in the context of such continuing annual liability, otherwise has, or could reasonably be expect to result in, a Material Adverse Effect; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control; or
(l)    REIT Status. The REIT shall, for any reason, fail to maintain its status as a Real Estate Investment Trust, after taking into account any cure provisions set forth in the Code that are complied with by the REIT.
8.02.    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated; and
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
8.03.    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.19, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them,
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of any amounts remaining unpaid in respect of the Obligations (other than Obligations First, Second, Third or Fourth above); and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT

9.01.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints U.S. Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except as expressly set forth in Section 9.06(a) and (b), the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither any Loan Party nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the REIT or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(d)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(e)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate,

consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.5.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06.    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and which successor agent shall be subject to the written consent of the Borrower unless an Event of Default has occurred and is continuing (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days). If no such successor shall have been so appointed by the Required Lenders (and approved by the Borrower, if applicable) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, with the written consent of the Borrower unless an Event of Default shall have occurred and is continuing (which consent of the Borrower shall not be unreasonably withheld or delayed and shall be deemed given if the Borrower fails to respond within ten (10) Business Days), appoint a successor. If no such successor shall have been so appointed by the Required Lenders (and approved by the Borrower, if applicable) and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
9.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of, any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender as to any matter, including whether the Administrative Agent or any Arranger has disclosed material information in its (or its Related Parties’) possession. Each Lender represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither any Arranger nor any Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
9.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or Subsidiary thereof, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization,

arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
9.10.    Guaranty Matters. Each of the Lenders irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Guarantor that is a Subsidiary of the Borrower from its obligations under the Guaranty Agreement if such Person (i) ceases to be a Subsidiary as a result of a transaction permitted hereunder, or (ii) becomes an Excluded Subsidiary or satisfies the Exemption Condition as a result of a transaction permitted hereunder and in accordance with the terms hereof.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor that is a Subsidiary of the REIT from its obligations under the Guaranty Agreement pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such Guarantor that is a Subsidiary of the REIT from its obligations under the Guaranty Agreement in accordance with the terms of the Loan Documents and this Section 9.10.
9.11.    Lender Representations Regarding ERISA. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
    (b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.12.    Erroneous Payments.
(a)    If the Administrative Agent notifies a Lender or other holder of any Obligations (each, a “Lender Party”), or any Person who has received funds on behalf of a Lender Party (any such Lender Party or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 9.12(b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously received by, such Payment Recipient (whether or not such error is known to any Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting Section 9.12(a), if any Payment Recipient receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) that (x) is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) such Payment

Recipient otherwise becomes aware was transmitted, or received, in error (in whole or in part):
(i)    (A) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Payment Recipient shall promptly (and, in all events, within two Business Days of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).
(c)    Each Lender Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender Party from any source, against any amount due to the Administrative Agent under Section 9.12(a) or under the indemnification provisions of this Agreement.
(d)    An Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations, except to the extent such Erroneous Payment comprises funds received by the Administrative Agent from a Loan Party for the purpose of making such Erroneous Payment.
(e)    To the extent permitted by applicable law, each Payment Recipient hereby agrees not to assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment, including without limitation any defense based on “discharge for value” or any similar doctrine, with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment.
(f)    Each party’s agreements under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments, or the repayment, satisfaction or discharge of any or all Obligations.
ARTICLE X
MISCELLANEOUS

10.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01, without the written consent of each Lender;
(b)    [Intentionally Omitted];

(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender; provided that, for the avoidance of doubt, the waiver of any Default or any condition set forth in Section 4.02 shall not be deemed to be an extension or increase of the Commitment of any Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment (for the avoidance of doubt, this clause (d) shall not be deemed to be applicable to an extension of the Maturity Date in accordance with Section 2.14);
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary to amend (i) the definition of “Default Rate”, (ii) waive any obligation of the Borrower to pay interest at the Default Rate and (iii) any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Term Loan or to reduce any fee payable hereunder;
(f)    change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(g)    change Section 2.13, Section 8.03 or any other provision hereof in a manner that would alter the pro rata sharing required thereby (including, without limitation, the adoption or amendment of any provision in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required) without the written consent of each Lender;
(h)    subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation without the written consent of each Lender;
(i)    release (i) the Borrower or the REIT from its obligations under this Agreement or any other Loan Document or (ii) the Guarantors collectively constituting all or substantially all of the value of the Guaranty Agreement from its or their obligations under this Agreement or any other Loan Document, without the written consent of each Lender, except as expressly provided in the Loan Documents; or
(j)    impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder without the written consent of each Lender;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (B) the maturity of any of its Loans may not be extended (except as provided in Section 2.14) or the principal thereof reduced without the consent of such Lender and (C) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; and (y) the Administrative Agent and the Borrower may, with the consent of the other (but without the consent of any other Person), amend, modify or supplement this Agreement and any other Loan Document to (A) correct or cure any ambiguity, defect or inconsistency, or to correct any obvious error or any error or omission of an administrative or technical nature, if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender and (B) to add a “Guarantor” in accordance with the applicable provisions of this Agreement and the other Loan Documents.
Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Loan Parties and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
10.02.    Notices; Effectiveness; Electronic Communications.
(a)     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or by electronic mail (subject to clause (b) below) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to a Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
The Borrower hereby authorizes the Administrative Agent to extend, convert or continue Loans and to transfer funds based on oral or written requests, including Loan Notices, via telephone. The Administrative Agent may rely upon, and shall incur no liability for relying upon, any oral or written requests that the Administrative Agent believes to be genuine and to have been signed, sent or made by an authorized person. Upon request by the Administrative Agent, Borrower shall promptly confirm each oral notice in writing (which may include email), authenticated by a Responsible Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party or Subsidiary thereof, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet. In addition, in no event shall any Agent Party have any liability to any Loan Party or any Subsidiary thereof, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the REIT, the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative

Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03.    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party or Subsidiary thereof under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, that, the fees and expenses of counsel of the Administrative Agent payable under this clause (i) shall be limited to one primary counsel, one specialty counsel in each specialty, and one local counsel in each local jurisdiction and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided, that (x) the fees and expenses of counsel of the Lenders payable under this clause (ii) shall be limited to one primary counsel, one specialty counsel in each specialty, and one local counsel in each local jurisdiction for all Lenders, taken as a whole, and solely in the event of a conflict of interest, one additional counsel for each group of similarly situated affected Lenders and (y) the fees and expenses of counsel of the Administrative Agent payable under this clause (ii) shall be limited to one primary counsel, one specialty counsel in each specialty and one local counsel in each local jurisdiction.
(b)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one primary counsel, one specialty counsel in each specialty and one local counsel in each local jurisdiction for all Indemnitees, taken as a whole, and solely in the event of a conflict of interest, one additional counsel for each group of similarly situated affected Indemnitees), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the REIT, the Borrower or any of their respective Subsidiaries, or any Environmental Liability related in any way to the REIT, the Borrower or any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the REIT, any other Loan Party, any Subsidiary thereof or any such Person’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT

CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons, (y) a material breach in bad faith of this Agreement or any other Loan Document by such Indemnitee or any of its Related Indemnified Persons or (z) a dispute among Indemnitees or their Related Indemnified Persons other than any claims (A) arising out of any act or omission of any Loan Party or any of their respective Affiliates or (B) a dispute solely among Indemnitees and not involving any act or omission of any Loan Party or any of their respective Affiliates (other than, with respect to the Administrative Agent, any Arranger or any other agent or arranger under the Loan Documents, any dispute involving such Person in its capacity or in fulfilling its role as such, except to the extent of such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment). Without limiting the provisions of Section 3.01(c), this Section 10.4(b) shall not apply with respect to Taxes (including, without limitation, Taxes covered by Section 3.01) other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For purposes of this Section 10.04(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlling person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers, or employees of such Indemnitee or any of its controlling persons or controlled Affiliates and (3) the respective agents of such Indemnitee or any of its controlling persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling person in this sentence pertains to a controlled Affiliate or controlling person involved in the performance of the Indemnitee’s obligations under the Facility.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any Arranger or any Related Party of any of the foregoing (and without limiting the obligation of the Borrower to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Arranger or such Related Party, as the case may be, such Lender’s Applicable Percentage of such unpaid amount (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any Arranger in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Arranger in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no party hereto shall assert, and each party hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto or any of their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, provided that the foregoing waiver shall not limit the Borrower’s obligations under Section 10.04(b) with respect to third-party claims against any Indemnitee. None of the Administrative Agent (or any sub-agent thereof), any

Arranger, any Lender, or any Related Party of any of the foregoing Persons (each such Person being called a “Lender Related Party”) shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Lender Related Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Lender Related Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation or removal of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05.    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the REIT nor the Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment and Term Loans or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” (as defined in the Assignment and Assumption) is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section 10.06 and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the

Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower, the REIT or any of the Borrower’s or the REIT’s respective Affiliates or Subsidiaries, or (B) to any Defaulting Lender, any of its Subsidiaries or any direct or indirect parent company of a Defaulting Lender, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and, notwithstanding anything to the contrary contained in Section 2.11, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.06; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
10.07.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, except with respect to any audit or examination conducted by bank accountants or governmental regulatory authorities exercising examination or regulatory authority, the disclosing party shall use commercially reasonable efforts to promptly notify the Borrower, in advance, to the extent practicable and permitted by Law), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case the disclosing party shall use commercially reasonable efforts to promptly notify the Borrower, in advance, to the extent practicable and permitted by Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07, (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the

Lenders in connection with the administration of this Agreement and the other Loan Documents and Credit Extensions made pursuant thereto.
For purposes of this Section 10.07, “Information” means all information received from the REIT or any Subsidiary relating to the REIT or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the REIT or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the REIT or a Subsidiary thereof, or their respective securities, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and their respective Affiliates are hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a

Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10.    Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13.    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to one or more Eligible Assignees that shall assume such obligations (which assignee(s) may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);

(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans from the assignee and any amounts payable by the Borrower pursuant to Section 3.01, 3.04 or 3.05 from the Borrower (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE BORROWER AND THE REIT IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK,

AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR THE REIT OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE BORROWER AND THE REIT IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    ADVICE OF COUNSEL. THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, AND THE TERMINATION OF THIS AGREEMENT.
(e)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
10.15.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT

AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the REIT acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrower, the REIT and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, (B) each of the Borrower and the REIT has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the REIT is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the REIT or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers, nor any Lender have any obligation to the Borrower, the REIT or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the REIT and their respective Affiliates, and neither the Administrative Agent, the Arrangers nor any Lender have any obligation to disclose any of such interests to the Borrower, the REIT or any of their respective Affiliates. To the fullest extent permitted by applicable Law, each of the Borrower and the REIT hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17.    Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually     signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.

Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.18.    USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.19.    Amendment and Restatement; No Novation.
(a)    The parties to this Agreement agree that, upon (x) the execution and delivery by each of the parties hereto of this Agreement and (y) satisfaction of the conditions set forth in Section 4.01, the terms and provisions of the Existing Term Loan Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Obligations incurred under the Existing Term Loan Agreement which are outstanding on the Closing Date shall continue as Loans and Obligations under (and shall be governed by the terms of) this Agreement and the other Loan Documents. Without limiting the foregoing, upon the effectiveness hereof: (i) all references in the “Loan Documents” (as defined in the Existing Term Loan Agreement) to the “Administrative Agent”, the “Term Loan Agreement” and the “Loan Documents” shall be deemed to refer to the Administrative Agent, this Agreement and the Loan Documents, (ii) all obligations constituting “Obligations” with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Obligations under this Agreement and the other Loan Documents, (iii) the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s Loans under the Existing Term Loan Agreement as are necessary in order that each such Lender’s Applicable Percentage hereunder reflects such Lender’s pro rata share of the Facility on the Closing Date and (iv) the Borrower hereby agrees to compensate each Lender for any and all losses, costs and expenses incurred by such Lender in connection with the sale and assignment of any Term SOFR Loans or Daily Simple SOFR Loans (or any “Eurodollar Rate Loans” under the Existing Term Loan Agreement) and such reallocation described above, in each case on the terms and in the manner set forth in Section 3.05 hereof.
(b)    On the Closing Date, the Existing Notes, if any, held by each Lender shall be deemed to be cancelled and, if such Lender has requested a Term Note hereunder, amended and restated by the Term Note delivered hereunder on or about the Closing Date (regardless of whether any Lender shall have delivered to the Borrower for cancellation any Existing Note held by it). Each Lender, whether or not requesting a Term Note hereunder, shall use its commercially reasonable efforts to deliver the Existing Notes held by it to the Borrower for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, the Existing Notes of any Lender as of the Closing Date shall continue to be outstanding hereunder (subject to clause (a)(iii) above), and shall from and after the Closing Date be evidenced by the Term Notes (if any) received by such Lender pursuant to this Agreement, and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Lender hereby agrees to indemnify and hold harmless the Borrower from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against the Borrower arising out of such Lender’s failure to deliver the Existing Notes held by it to the Borrower for cancellation, subject to the condition that the Borrower shall not make any payment to any Person claiming to be the holder of any such Existing Note unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.
10.20.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions
(a)    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)    the effects of any Bail-In Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
10.21.    Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 10.21, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
AMERICAN ASSETS TRUST, L.P.
By: AMERICAN ASSETS TRUST, INC., its General Partner

By: /s/ ERNEST RADY
Name: Ernest Rady
Title: Chairman and Chief Executive Officer

By: /s/ ROBERT F. BARTON
Name: Robert F. Barton
Title: Executive Vice President and Chief Financial Officer

AMERICAN ASSETS TRUST, INC.

By: /s/ ERNEST RADY
Name: Ernest Rady
Title: Chairman and Chief Executive Officer

By: /s/ ROBERT F. BARTON
Name: Robert F. Barton
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Term Loan Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ U.S. BANK NATIONAL ASSOCIATION

[Signature Page to Amended and Restated Term Loan Agreement]

MIZUHO BANK, LTD., as Syndication Agent and as a Lender

By: /s/ MIZUHO BANK, LTD

[Signature Page to Amended and Restated Term Loan Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By: /s/ PNC BANK, NATIONAL ASSOCIATION

[Signature Page to Amended and Restated Term Loan Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and as a Lender

By: /s/ WELLS FARGO BANK, NATIONAL ASSOCIATION

[Signature Page to Amended and Restated Term Loan Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ BANK OF AMERICA

[Signature Page to Amended and Restated Term Loan Agreement]

SCHEDULE I
RESERVED

SCHEDULE II

EXCEPTIONS TO RECOURSE LIABILITY

1.    The Indemnity Agreement, dated as of September 16, 2022 by AAT CC Bellevue, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, Reference Loan Number 94-0961506. (CCB)
2.    The Environmental Indemnity Agreement, dated as of September 16, 2022 by AAT CC Bellevue, LLC, a Delaware limited liability company, and American Assets Trust, L.P., a Maryland limited partnership, in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, Reference Loan Number 94-0961506. (CCB)

SCHEDULE III
INITIAL UNENCUMBERED ELIGIBLE PROPERTIES
Retail:
1.    Carmel Country Plaza
2.    Carmel Mountain Plaza
3.    Lomas Santa Fe Plaza
4.    Alamo Quarry Market
5.    Geary Marketplace
6.    Waikele Center
7.    Southbay Marketplace
8.    The Shops of Kalakaua
9.    Del Monte Center
10.    Gateway Marketplace
11.    Solana Beach Towne Centre
Office:
1.    Torrey Reserve– Torrey Plaza
2.    Torrey Reserve – North Court
3.    Torrey Reserve – South Court
4.    Torrey Reserve – Pacific VC
5.    Torrey Reserve – Daycare
6.    Torrey Reserve – Building 6
7.    Torrey Reserve – Building 5
8.    Torrey Reserve – Building 4
9.    Torrey Reserve – Building 13 and 14
10.    Lloyd Portfolio
11.    Landmark at One Market
12.    First and Main
13.    Solana Crossings I-IV
14.    Torrey Point
15.    One Beach Street
16.    La Jolla Commons
17.    Eastgate Office Park
18.    Corporate Campus East III
19.    Bel-Spring 520
Multifamily:
1.    Santa Fe RV Park
2.    Hassalo on Eighth
3.    Imperial Beach Gardens
4.    Mariner’s Point

5.    Pacific Ridge Apartments
6.    Loma Palisades Apartments
Mixed Use:
1.    Waikiki Beach Walk – Embassy Suites
2.    Waikiki Beach Walk – Retail

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Contents have been omitted pursuant to Item 601(a)(5) of Regulation S-K. See schedule title for identification of the contents of this schedule that have been omitted.

SCHEDULE 5.09(c)
RELEASES OF HAZARDOUS MATERIAL

None

SCHEDULE 5.09(d)
ENVIRONMENTAL COMPLIANCE

None

SCHEDULE 5.11
TAX SHARING AGREEMENTS

Tax Protection Agreement, entered into as of January 19, 2011, by and among American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”), and each limited partner of the Operating Partnership identified as a signatory thereto.

SCHEDULE 5.12(d)
PENSION PLANS
None

SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS; LOAN PARTIES
Contents have been omitted pursuant to Item 601(a)(5) of Regulation S-K. See schedule title for identification of the contents of this schedule that have been omitted.

SCHEDULE 7.01(m)
EXISTING LIENS

Entity Name	UCC Number	Location	Collateral
ABW Lewers LLC	2006-227575	Hawaii Bureau of Conveyances	Equipment Lease Filing
Del Monte Centre Holdings LLC	08-7176897215	California Secretary of State	Equipment Lease Filing
EBW Hotel LLC	2007-045320	Hawaii Bureau of Conveyances	Equipment Lease Filing
Pacific Oceanside Holdings LLC	09-720959113	California Secretary of State	Equipment Lease Filing

SCHEDULE 7.03
EXISTING INVESTMENTS
None

SCHEDULE 10.02
ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES
Contents have been omitted pursuant to Item 601(a)(5) of Regulation S-K. See schedule title for identification of the contents of this schedule that have been omitted

EXHIBIT A

FORM OF LOAN NOTICE

Date: ___________, _____
To:    U.S. Bank National Association, as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of January 5, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.
The undersigned hereby requests (select one):

☐ A Borrowing

☐ A conversion or continuation of Term Loans

1.    On      (a Business Day).

2.    In the amount of $    .

3.    Comprised of                         .

        [Type of Term Loan requested]

4.    For Term SOFR Loans: with an Interest Period of      months.

5.    The Term Loans borrowed hereunder, if any, shall be disbursed to the following deposit account:
    ____________________
    ____________________
    ____________________

[The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the proposed Credit Extension.]1
AMERICAN ASSETS TRUST, L.P.

By: AMERICAN ASSETS TRUST, INC.,
its General Partner
By:
Name:
Title:

[1] Only applicable to a Borrowing
A-2
Form of Loan Notice

EXHIBIT B
[RESERVED]
B-1
[RESERVED]

EXHIBIT C
$ ___________
New York, New York

FORM OF TERM NOTE
Date:                     ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal sum of [__] Dollars ($[__.__]), or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower under that certain Amended and Restated Term Loan Agreement, dated as of January 5, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation, the Borrower, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of the Term Loans made by the Lender to the Borrower from the date of each such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.
[This Term Note is given in replacement of, and supersedes and replaces in its entirety, any [Term Note] previously delivered to the Lender under the Agreement. THIS TERM NOTE IS NOT INTENDED TO BE, AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER TERM NOTE.]

Form of Term Note

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
AMERICAN ASSETS TRUST, L.P.

By: AMERICAN ASSETS TRUST, INC.,
its General Partner

By:
Name:
Title:

Form of Term Note

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Term Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ,
To:    U.S Bank National Association, as Administrative Agent
Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Term Loan Agreement, dated as of January 5, 2023 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among American Assets Trust, Inc., a Maryland corporation (the “REIT”), American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent.

The undersigned Responsible Officer of the REIT hereby certifies as of the date hereof that he/she is the [CEO/CFO/Treasurer/Controller] of the REIT, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the REIT, in his/her capacity as a Responsible Officer of the REIT (and not in any individual capacity), and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the REIT ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the REIT ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholder’s equity and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to customary year-end audit adjustments and the absence of footnotes.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Loan Parties during the accounting period covered by such financial statements.

3.    A review of the activities of the Loan Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties performed and observed all their Obligations under the Loan Documents, and
[select one:]

[during such fiscal period each of the Loan Parties performed and observed in all material respects each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate in all material respects on and as of the date of this Certificate.

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
            ,         .

AMERICAN ASSETS TRUST, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.    Section 7.02(b) – Aggregate Amount of Recourse Indebtedness (other than Pari Passu Obligations)
A.    Aggregate amount of Recourse Indebtedness (other than Pari Passu Obligations) at Statement Date:
1.    Aggregate amount of Secured Recourse Indebtedness owed by the Borrower or any Guarantor to Persons that are not members of the Consolidated Group as of the Statement Date:     $
2.    Aggregate amount of Recourse Indebtedness (other than Pari Passu Obligations) owed by Subsidiaries of the Borrower that are not Guarantors to Persons that are not members of the Consolidated Group as of the Statement Date:    $
3.    Aggregate amount of Recourse Indebtedness (other than Pari Passu Obligations) (LineI.A.1. + Line I.A.2.):    $
B.    Total Asset Value at Statement Date (Line II.B.15.):    $
Ratio of Recourse Indebtedness (other than Pari Passu Obligations) to Total Asset Value (Line I.A.3. as a percentage of Line I.B.):        __%
Maximum Permitted Aggregate Amount of Recourse Indebtedness (other than Pari Passu Obligations):        15%

II.    Section 7.11(a) – Consolidated Secured Leverage Ratio

A.    Consolidated Total Secured Indebtedness at Statement Date:
1.    Aggregate amount of all Secured Indebtedness1 owed by members of the Consolidated Group (excluding in any event Indebtedness outstanding under the Agreement) that would be reflected on a consolidated balance sheet of the Consolidated Group as of the Statement Date:    $
2.    Consolidated Group Pro Rata Share of the aggregate amount of all Secured Indebtedness owed by each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of the Statement Date:    $

[1] Secured Indebtedness" means, with respect to any Person, all indebtedness owed by such Person that is secured by a mortgage, deed of trust, lien, pledge, encumbrance, security interest or other Lien (excluding in any event Indebetedness outstanding under the Agreement).

Form of Compliance Certificate

3.    Consolidated Total Secured Indebtedness (Line II.A.1. + Line II.A.2.): $

B.    Secured Total Asset Value at Statement Date:
Total Asset Value:
1.    Amount equal to (i) the sum of the Portfolio Property Net Operating Income of each Portfolio Property (not less than zero for any individual Portfolio Property) owned, or ground leased pursuant to an Eligible Ground Lease, by the Consolidated Group for the fiscal quarter ending on the Statement Date (“Subject Period”) (excluding each Disposed Portfolio Property, each Newly-Acquired Portfolio Property, each Qualified Development Property and each Non-Stabilized Portfolio Property) divided by the Applicable Capitalization Rate for each such Portfolio Property (see Annex I attached hereto for calculation), multiplied by (ii)4:    $
2.    Aggregate acquisition cost paid by Consolidated Group for Newly-Acquired Portfolio Properties:    $
3.    Aggregate book value of all Specified Investments owned by Consolidated Group at Statement Date:    $
4.    Aggregate undepreciated book value of all Qualified Development Properties and all Non-Stabilized Portfolio Properties at Statement Date:        $
5.    Line II.B.1. + Line II.B.2. + Line II.B.3. + Line II.B.4:    $
6.    Consolidated Group Pro Rata Share of items referenced in Lines II.B.1. through II.B.4. (and the components thereof) to the extent relating to Portfolio Properties, Newly-Acquired Portfolio Properties, Specified Investments, Qualified Development Properties or Non-Stabilized Portfolio Properties, as applicable, owned by Unconsolidated     Affiliates:    $
7.    Cash and Cash Equivalents owned by members of the Consolidated Group on the Statement Date:    $
8.    Line II.B.5. + Line II.B.6. + Line II.B.7.:    $
9.    Percentage of Line II.B.8. attributable to costs to construct Portfolio Properties (i.e., construction in progress) and real property assets under development.1        __%
10.    Percentage of Line II.B.8. attributable to unimproved land holdings (excluding, for the avoidance of doubt, Investments accounted for in Line II.B.9):2        __%
11.    Percentage of Line II.B.8. attributable to commercial mortgage loans and commercial real estate-related mezzanine loans:3        __%
1 Not more than 25% of the TAV may be attributable to costs to construct Portfolio Properties (i.e.
construction in progress) and real property assets under development.
2    Not more than 5% of the TAV may be may be attributable to unimproved land holdings
3    Not more than 10% of the TAV may be attributable to commercial mortgage loans and commercial real estate-related mezzanine loans

Form of Compliance Certificate

12.    Percentage of Line II.B.8. attributable to Investments in Unconsolidated Affiliates:4        __%
13.    Percentage of Line II.B.8. attributable to Specified Investments:5        __%
14.    Adjustment (if any) to reflect limitations referenced in Line II.B.9. through Line II.B.13.:    $(    )
15.    Total Asset Value (Line II.B.8. - Line II.B.14.):    $
16.    Consolidated Group Pro Rata Share of cash and Cash Equivalents owned by Unconsolidated Affiliates on the Statement Date:    $
17.    Secured Total Asset Value (Line II.B.15. + Line II.B.16.):    $

Consolidated Secured Leverage Ratio (Line II.A.3. as a percentage of Line II.B.17):        __%
Maximum Permitted Consolidated Secured Leverage Ratio: 40%

III.    Section 7.11(b) – Consolidated Total Leverage Ratio

A.    Consolidated Total Indebtedness at Statement Date:
1.    Aggregate amount of all Indebtedness owed by the Consolidated Group that would be reflected on a consolidated balance sheet of the Consolidated Group as of Statement Date:    $
2.    Consolidated Group Pro Rata Share of the aggregate amount of all Indebtedness owed by each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of Statement Date:    $
3.    Consolidated Total Indebtedness (Line III.A.1. + Line III.A.2.):    $
B.    Unrestricted Cash Amount at Statement Date:
1.    Aggregate amount of cash and Cash Equivalents of the Consolidated Group on Statement Date that are not subject to any pledge, Lien or control agreement (excluding statutory Liens in favor of any depositary bank where such cash is maintained):    $
2.    Amounts included in Line III.B.1. above that are held in the name of, or in the possession or control of a Person (other than any possession or control by such Person arising solely from such Person acting in its capacity as a depository or financial intermediary for, or on behalf of, a member of the Consolidated Group) that is not the REIT, the Borrower or any of their respective Subsidiaries as deposits or security for contractual obligations:    $
3.    Total Revolving Credit Outstandings on Statement Date:    $
4.    Unrestricted Cash Amount (Greater of (x) Line III.B.1. - (the sum of $15,000,000 + Line III.B.2. + Line III.B.3.) and (y) $0):    $
4     Not more than 20% of the TAV may be attributable to Investments in Unconsolidated Affiliates
5     Not more than 25% of the TAV may be attributable to Specified Investments

Form of Compliance Certificate

C.    Total Asset Value at Statement Date (Line II.B.15.):    $
D.    Consolidated Total Indebtedness minus Unrestricted Cash Amount (Line III.A.3. – Line III.B.4.):    $
Consolidated Total Leverage Ratio (Line III.D as a percentage of Line III.C):            __%
Maximum Permitted Consolidated Total Leverage Ratio:     60%

[Pricing Level under the Leveraged-Based Applicable Rate [I][II][III][IV][V][VI]6

IV.    Section 7.11(c) – Consolidated Fixed Charge Coverage Ratio

A.    Consolidated EBITDA for the four consecutive fiscal quarters of the REIT ending on Statement Date (“4 Quarter Subject Period”):
1.    Consolidated Net Income for 4 Quarter Subject Period:
    a.    The net income (or loss) of the Consolidated Group (including the Consolidated Group Pro Rata Share of the net income (or loss) of each Unconsolidated Affiliate), computed in accordance with GAAP for 4 Quarter Subject Period:     $
    b.    Any extraordinary or non-recurring gain realized during 4 Quarter Subject Period by any member of Consolidated Group (including Consolidated Group Pro Rata Share of any extraordinary or non-recurring gain realized during 4 Quarter Subject Period by any Unconsolidated Affiliate):    $
    c.    Any extraordinary or non-recurring loss realized during 4 Quarter Subject Period by any member of Consolidated Group (including Consolidated Group Pro Rata Share of any extraordinary or non-recurring loss realized during 4 Quarter Subject Period by any Unconsolidated Affiliate):    $
    d.    Consolidated Net Income (Line IV.A.1.a. - Line IV.A.1.b. + Line IV.A.1.c.):    $
2.    Total cash interest expense (including, for the avoidance of doubt, capitalized interest) of the Consolidated Group for 4 Quarter Subject Period determined on a consolidated basis in accordance with GAAP (including the Consolidated Group Pro Rata Share of total cash interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliated for 4 Quarter Subject Period determined in accordance with GAAP) (plus, to the extent not already included in such total cash interest expense, amortization of deferred financing costs):        $
3.    Provision for federal, state, local and foreign income taxes of the Consolidated Group (including the Consolidated Group Pro Rata Share of the provision for federal, state, local and foreign income taxes of each Unconsolidated Affiliate) for 4 Quarter Subject Period:    $
6 Applicable only prior to Investment Grade Pricing Effective Date

Form of Compliance Certificate

4.    Non-cash charges of the Consolidated Group for 4 Quarter Subject Period (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period):    $
5.    Consolidated Group Pro Rata Share of non-cash charges of Unconsolidated Affiliates for 4 Quarter Subject Period (excluding any non-cash charge that results in an accrual of a reserve for a cash charge in any future period):    $
6.    Acquisition closing costs of the Consolidated Group that were capitalized prior to FAS 141-R reducing Consolidated Net Income (including the Consolidated Group Pro Rata Share of acquisition closing costs of Unconsolidated Affiliates that were capitalized prior to FAS 141-R reducing Consolidated Net Income):    $
7.    Depreciation and amortization expense of the Consolidated Group (including the Consolidated Group Pro Rata Share of depreciation and amortization expense of each Unconsolidated Affiliate) for 4 Quarter Subject Period:    $
8.    One-time costs and expenses relating to (x) the effectiveness of the credit facilities evidenced by the Agreement and the transactions relating thereto, to the extent such costs and expenses are incurred on or prior to the date that is ninety days following the Closing Date and (y) the effectiveness of other credit facilities, private placements and note offerings of the Borrower, to the extent such costs and expenses are incurred on or prior to the date that is ninety days following the applicable closing date of such credit facility, private placement or note offering:    $
9.    Non-cash items of the Consolidated Group for 4 Quarter Subject Period increasing Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in Line IV.A.4. above, except to the extent such reversal results from a cash payment):    `        $
10.    Consolidated Group Pro Rata Share of non-cash items of Unconsolidated Affiliates for 4 Quarter Subject Period increasing Consolidated Net Income (other than the reversal of any accrual of a reserve referred to in the parenthetical in Line IV.A.5. above, except to the extent such reversal results from a cash payment):    $
11.    Consolidated EBITDA (Lines IV.A.1.d. + Line IV.A.2. + Line IV.A.3. + Line IV.A.4. + Line IV.A.5. + Line IV.A.6. + Line IV.A.7. + Line IV.A.8. - Line IV.A.9. – Line IV.A.10.):     $

B.    Consolidated Fixed Charges for 4 Quarter Subject Period:
1.    Total cash interest expense (including, for the avoidance of doubt, capitalized interest) of the Consolidated Group for 4 Quarter Subject Period determined on a consolidated basis in accordance with GAAP (including the Consolidated Group Pro Rata Share of total cash interest expense (including, for the avoidance of doubt, capitalized interest) of each Unconsolidated Affiliated for 4 Quarter Subject Period determined in accordance with GAAP):    $

Form of Compliance Certificate

2.    Scheduled payments of principal on Consolidated Total Indebtedness for 4 Quarter Subject Period (excluding balloon payments payable on maturity):    $
3.    The amount of dividends or distributions paid or required to be paid by any member of the Consolidated Group (other than to another member of the Consolidated Group) during 4 Quarter Subject Period in respect of its preferred Equity Interests (excluding any balloon payments payable on maturity or redemption in whole of such Equity Interests) :    $
4.    The Consolidated Group Pro Rata Share of the amount of dividends or distributions paid or required to be paid by any Unconsolidated Affiliate (to Persons other than (x) a member of the Consolidated Group or (y) an Unconsolidated Affiliate in which the percentage of Equity Interests of such Unconsolidated Affiliate owned by the Consolidated Group is greater than or equal to the percentage of Equity Interests owned by the Consolidated Group in the Unconsolidated Affiliate paying the dividend or distribution) during 4 Quarter Subject Period in respect of its preferred Equity Interests:    $
5.    Consolidated Fixed Charges (Line IV.B.1. + Line IV.B.2. + Line IV.B.3. + Line IV.B.4.):     $
Consolidated Fixed Charge Coverage Ratio (Line IV.A.11. ÷
Line IV.B.5.):    ___to1.00
Minimum Required Fixed Charge Coverage Ratio:    1.50 to 1.00

V.    Section 7.11(d) – Consolidated Unsecured Interest Coverage Ratio

A.    Sum of Unencumbered Property NOI of each Unencumbered Eligible Property for Subject Period (see Annex II attached hereto for calculation):    $
B.    Consolidated Unsecured Interest Expense for Subject Period (the portion of Consolidated Interest Expense for Subject Period that was incurred in respect of Unsecured Indebtedness owed by any member of the Consolidated Group or an Unconsolidated Affiliate):    $
Consolidated Unsecured Interest Coverage Ratio (Line V.A. ÷
Line V.B.): ___to1.00

Minimum Required Consolidated Unsecured Interest Coverage
Ratio:         1.75 to 1.00

VI.    Section 7.11(e) – Consolidated Unsecured Leverage Ratio

A.    Consolidated Total Unsecured Indebtedness at Statement Date:    $

Form of Compliance Certificate

1.    Aggregate amount of all Unsecured Indebtedness7 owed by members of the Consolidated Group (including Indebtedness outstanding under the Agreement) that would be reflected on a consolidated balance sheet of the Consolidated Group as of Statement Date:    $
2.    Consolidated Group Pro Rata Share of the aggregate amount of all Unsecured Indebtedness owed by each Unconsolidated Affiliate that would be reflected on a balance sheet of such Unconsolidated Affiliate as of Statement Date:    $
3.    Consolidated Total Unsecured Indebtedness (Line VI.A.1 + Line VI.A.2.):    $
B.    Unrestricted Cash Amount at Statement Date (Line III.B.4.):    $
C.    Unencumbered Asset Value at Statement Date:
1.    Unencumbered Property NOI of each Unencumbered Eligible Property (not less than zero for any individual Unencumbered Eligible Property) owned or ground leased under an Eligible Ground Lease by the Consolidated Group for the Subject Period (excluding Disposed Portfolio Properties, Newly-Acquired Portfolio Properties, Qualified Development Properties and Non-Stabilized Portfolio Properties) divided by the Applicable Capitalization Rate for each such Unencumbered Eligible Property (See Annex III attached hereto):    $
2.    Undepreciated book value of all Unencumbered Eligible Properties that are Qualified Development Properties or Non-Stabilized Portfolio Properties (See Annex III attached hereto):    $
3.    Acquisition cost paid by Consolidated Group for Unencumbered Eligible Properties that are Newly-Acquired Portfolio Properties (See Annex III attached hereto):    $
4.    (Line VI.C.1. * 4) + Line VI.C.2. + Line VI.C.3.:    $
5.    Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that are not office, retail or multi-family properties:8        __%
6.    Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that are owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease:9        __%
7.    Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that constitute Qualified Development Properties:10     __%
7 “Unsecured Indebtedness” means, with respect to any Person, all Indebtedness owed by such Person that is not Secured Indebtedness; provided, however that any Indebtedness that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Indebtedness.
8    Not more than 20% of the UAV may be in respect of Unencumbered Eligible Properties that are not office, retail or multi-family properties (and, for purposes of determining compliance with such 20% limitation, if an Unencumbered Eligible Property is considered “multi-use”, the Borrower shall be permitted to include the Unencumbered Property NOI of such Unencumbered Eligible Property’s office, retail or multi-family component without limitation under this Line VI.C.5.)
9    Not more than 20% of the UAV may be in respect of Unencumbered Eligible Properties that are either owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease
10    Not more than 10% of the UAV may be in respect of Unencumbered Eligible Properties that constitute Qualified Development Properties

Form of Compliance Certificate

8.    Percentage of Line VI.C.4. derived from Unencumbered Eligible Properties that are owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease or that constitute Qualified Development Properties:11        __%
9.    Adjustment (if any) to reflect limitations referenced in Lines VI.C.5., Line VI.C.6., Line VI.C.7. and Line VI.C.8.:    $        $
10.    Unencumbered Asset Value: Line VI.C.4. - Line VI.C.9:     $
D.    Consolidated Total Unsecured Indebtedness minus Unrestricted Cash Amount (Line VI.A.3. – Line VI.B.):    $

Consolidated Unsecured Leverage Ratio (Line VI.D. as a percentage of Line VI.C.10):    __%
Maximum Permitted Consolidated Unsecured Leverage Ratio:    60%
11     Not more than 20% of the UAV may be in respect of Unencumbered Eligible Properties that are owned by a Controlled Joint Venture or ground leased under an Eligible Ground Lease or that constitute Qualified Development Properties

Form of Compliance Certificate

Annex I

Calculation of the sum of the Portfolio Property Net Operating Income of
each Portfolio Property owned or ground leased pursuant to an Eligible Ground Lease by the Consolidated Group for Subject Period (excluding each Disposed Portfolio Property, each Newly-Acquired Portfolio Property, each Qualified Development Property and each Non-Stabilized Portfolio Property) divided by the Applicable Capitalization Rate for each such Portfolio Property

[See Calculation Attached Hereto]

Form of Compliance Certificate

Annex II

Sum of Unencumbered Property NOI of each Unencumbered Eligible Property for the Subject Period

[See Calculation Attached Hereto]

Form of Compliance Certificate

Annex III

Unencumbered Eligible Properties

Property	Property Type [i.e., Hotel, Office, Retail]	Qualified Development Property or Non-Stabilized Portfolio Property? [Y/N]	Owned or Ground Leased [O/GL]	Owner/Ground Lessee (Controlled Joint Venture or Wholly Owned Subsidiary) [CJV/WO Sub]	Applicable Capitalization Rate	Occupancy Rate	Annual Capital Expenditure Adjustment	Unencumbered Property NOI[1]	Acquisition Cost (only for Newly-Acquired Portfolio Properties that are Unencumbered Eligible Properties)	Undepreciated Book Value (only for Qualified Development Properties and Non-Stabilized Portfolio Properties that are Unencumbered Eligible Properties)

Occupancy Rate for all Unencumbered Eligible Properties (excluding Hotel Properties):                 __%
Minimum Permitted Occupancy Rate for all Unencumbered Eligible Properties (excluding Hotel Properties):    80%

Aggregate Unencumbered Property NOI:    $___________

Aggregate Acquisition Costs for all Newly-Acquired Portfolio Properties that are Unencumbered Eligible Properties: $___________2

Aggregate Undepreciated Book Value of all Qualified Development Properties and Non-Stabilized Portfolio Properties that are Unencumbered Eligible Properties: $___________

[1] Include only Loan Party Pro Rata Share of unencumbered Property NOI for properties owned, or ground leased under Eligible Ground Leases, by Controlled Joint Ventures
[2] Include only Loan Party Pro Rata Share of acquisition costs for properties acquired by controlled Joint Ventures

Form of Compliance Certificate

EXHIBIT E-1
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Term Loan Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1] For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assingment is from a single Assignor, choose the first bracketed language. If the assigment is from multiple Assignors, choose the second bracketed language.

[2] For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assingment is to multiple Assignees, choose the second bracketed language.

[3] Select as appropriate.
[4] Include bracketed language if there are either multiple Assignors or multiple Assignees.
E-1-1

1.    Assignor[s]:    ______________________________

            ______________________________

    [Assignor [is][is not] a Defaulting Lender

2.    Assignee[s]:    ______________________________

            ______________________________
    [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.    Borrower:    American Assets Trust, L.P., a Maryland limited partnership

4.    Administrative Agent: U.S. Bank National Association, as the administrative agent under the Credit Agreement

5.    Credit Agreement:    Amended and Restated Term Loan Agreement, dated as of January [  ], 2023, among American Assets Trust, Inc., the Borrower, the Lenders from time to time party thereto, and U.S. Bank National Association, as Administrative Agent

6.    Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Terms Loans for all Lenders8	Amount of Commitment/Terms Loans Assigned	Percentage Assigned of Commitment/Terms Loans[9]	CUSIP Number

			$________________	$_________	____________%
			$________________	$_________	____________%
			$________________	$_________	____________%
[7.    Trade Date:    __________________]10

[5] List each Assignor, as appropriate.
[6] List each Assignee and, if available, its market entity identifier, as appropriate.
[7] Fill in the appropriate terminology for the types of facility under the Credit Agreement that are being assigned under this Assignment (e.g. Commitment).
[8] Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9] Set forth, to at least 9 decimals, as a percentage of the Commitment/Term Loans of all Lenders thereunder.
10 To be completed in the Assignor and the Assignee that the minimum assignment amount is to be determined as of the Trade Date.
E-1-2

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]11
[NAME OF ASSIGNOR]

By: _____________________________
    Title:

ASSIGNEE[S]12
[NAME OF ASSIGNEE]

By: _____________________________

    Title:
[Consented to and]13 Accepted:

U.S. BANK NATIONAL ASSOCIATION, as
Administrative Agent

By: _________________________________
Title:

[Consented to:14

AMERICAN ASSETS TRUST, L.P.
By: AMERICAN ASSETS TRUST, INC.,
its General Partner

By: _________________________________
Title:]

[11] Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[12] Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
14 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
E-1-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the REIT, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, the REIT, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

E-1-5

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT E-2
ADMINISTRATIVE QUESTIONNAIRE

On file with Administrative Agent.
E-2-1

EXHIBIT F
GUARANTY AGREEMENT

AMENDED AND RESTATED GUARANTY
AMENDED AND RESTATED GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), dated as of January 5, 2023 made by and among each of the undersigned guarantors (each, a “Guarantor” and collectively, the “Guarantors”) in favor of U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Creditor Parties (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Term Loan Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :

WHEREAS, American Assets Trust, Inc., a Maryland corporation (the “REIT”), American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the lenders from time to time party thereto and the Administrative Agent are parties to a Term Loan Agreement, dated as of March 1, 2016 (as amended, modified, restated and/or supplemented prior to the date hereof, the “Existing Term Loan Agreement”).
WHEREAS, in connection with the Existing Term Loan Agreement, certain of the Guarantors entered into that certain Guaranty, dated as of March 1, 2016 (as amended, modified, restated and/or supplemented prior to the date hereof, the “Existing Guaranty”) in favor of the Administrative Agent.
WHEREAS, concurrently with the execution hereof, the REIT, the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent are entering into an Amended and Restated Term Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), pursuant to which the Existing Term Loan Agreement is being amended and restated in its entirety, but not as a novation, on the terms and subject to the conditions set forth therein.
WHEREAS, each Guarantor is either the REIT, which is the direct parent of the Borrower, or a direct or indirect Subsidiary of the REIT.
WHEREAS, it is a condition precedent to the effectiveness of the Term Loan Agreement and the continuation and making of the Term Loans to the Borrower that each Guarantor shall have executed and delivered this Guaranty to the Administrative Agent.
WHEREAS, each Guarantor will obtain substantial direct and indirect benefits from the incurrence of the Term Loans by the Borrower under the Term Loan Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to continue to make the Term Loans to the Borrower.
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Administrative Agent, the Lenders and the other parties to whom any Obligations are owing (together with the Administrative Agent and the Lenders, the “Creditor
F-1

Parties”) and hereby covenants and agrees with each other Guarantor and the Administrative Agent for the benefit of the Creditor Parties as follows:
1.    Guaranty.
Each Guarantor, jointly and severally with the other Guarantors, hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all of the Obligations, including without limitation (i) the principal of, premium, if any, and interest on the Term Notes issued by, and the Term Loans made to, the Borrower under the Term Loan Agreement, (ii) all renewals, extensions, amendments and other modifications thereof, and (iii) all out-of-pocket expenses incurred by any Creditor Party (including the reasonable and documented fees, charges and disbursements of any counsel for any Creditor Party) in connection with the collection or enforcement thereof for which the Borrower is liable under the Term Loan Agreement, and whether recovery upon such Obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Borrower or any other Loan Party under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against the Borrower or any other Loan Party of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). The books and records of the Administrative Agent or the Creditor Parties showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantors and conclusive for the purpose of establishing the amount of the Guaranteed Obligations absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses (other than the defense of payment and performance in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Anything contained in this Guaranty to the contrary notwithstanding, it is the intention of each Guarantor and the Creditor Parties that the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law. To that end, but only in the event and to the extent that after giving effect to Section 20 of this Guaranty, such Guarantor’s obligations with respect to the Guaranteed Obligations or any payment made pursuant to such Guaranteed Obligations would, but for the operation of the first sentence of this paragraph, be subject to avoidance or recovery in any such proceeding under applicable Debtor Relief Laws after giving effect to Section 20 of this Guaranty, the amount of such Guarantor’s obligations with respect to the Guaranteed Obligations shall be limited to the largest amount which, after giving effect thereto, would not, under applicable Debtor Relief Laws, render such Guarantor’s obligations with respect to the Guaranteed Obligations unenforceable or avoidable or otherwise subject to recovery under applicable Debtor Relief Laws. To the extent any payment actually made pursuant to the Guaranteed Obligations exceeds the limitation of the first sentence of this paragraph and is otherwise subject to avoidance and recovery in any such proceeding under applicable Debtor Relief Laws, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment exceeds such limitation, and the Guaranteed Obligations as limited by the first sentence of this paragraph shall in all events remain in full force and effect and be fully enforceable against such Guarantor. The first sentence of this paragraph is intended solely to preserve the rights of the Creditor Parties hereunder against such Guarantor in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and neither such Guarantor, the Borrower, any other Guarantor nor any other Person shall have any right or claim under such sentence that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.
2.    No Setoff or Deductions; Taxes; Payments.
All payments by any Guarantor hereunder shall be made in accordance with, and subject to the provisions of, Section 3.01 of the Term Loan Agreement.
3.    Rights of Creditor Parties.     Each Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the times for payment or the terms of the Guaranteed Obligations or any part thereof; (b) to the extent any security shall have been granted to secure the payment of this Guaranty or any Guaranteed Obligations, take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security (if any) and direct the order or manner of sale thereof as the Creditor Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantors under this Guaranty or which, but for this provision, might operate as a discharge of one or more of the Guarantors.
4.    Certain Waivers.
Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, any other Loan Party or any other guarantor of the Guaranteed Obligations or any part thereof, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require any Creditor Party to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for any of the Guaranteed Obligations, or pursue any other remedy in the power of any Creditor Party; (e) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (f) to the fullest extent permitted by law, any and all other defenses (other than the defense of payment and performance in full of the Guaranteed Obligations) or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.
5.    Obligations Independent.
The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor of the Guaranteed Obligations or any part thereof, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other Person is joined as a party. For the avoidance of doubt, all obligations of each Guarantor under this Guaranty are joint and several obligations of all the Guarantors.
6.    Subrogation.
No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) have been indefeasibly paid and performed in full in immediately available funds and all Commitments are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust by such Guarantor for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, whether matured or unmatured.
7.    Termination; Reinstatement.
(a)    This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all of the Guaranteed Obligations (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full in immediately available funds and all Commitments are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or a Creditor Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Creditor Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.
(b)    Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby acknowledges and agrees that if at any time any Subsidiary of the Borrower is released from its obligations as a Guarantor under this Guaranty and, subsequent to such release, such Subsidiary is a borrower or guarantor of, or otherwise has a payment obligation in respect of, any Indebtedness for borrowed money that constitutes Recourse Indebtedness (other than Indebtedness permitted under Section 7.02(b) of the Term Loan Agreement) then, immediately at the time such Subsidiary becomes such an obligor, all obligations of such Subsidiary under this Guaranty (including its guaranty of the Guaranteed Obligations hereunder) shall be automatically revived and reinstated without any action on the part of the Administrative Agent, such Subsidiary or any other Person. In connection with any such revival and reinstatement of the obligations of such Subsidiary hereunder, such Subsidiary shall (x) execute such reaffirmations of its obligations hereunder (including reaffirmations of its guaranty of the Guaranteed Obligations) as reasonably requested by the Administrative Agent and (y) cause all requirements of Section 6.12 of the Term Loan Agreement to be satisfied with respect to such Subsidiary.

8.    Release of Liability of Guarantor.
(a)    At the request and at the sole expense of the Borrower, in the event that (i) any Guarantor that is a Subsidiary of the Borrower becomes an Excluded Subsidiary or satisfies the Exemption Condition as a result of a transaction permitted under the Term Loan Agreement or (ii) all of the capital stock or other Equity Interests of any Guarantor is sold or otherwise disposed of (including by way of the merger or consolidation of such Guarantor with or into another Person) or liquidated (except to the extent that such sale or disposition is to the Borrower, the REIT or any of their respective Affiliates) in any such case in compliance with the requirements of Section 7.05 of the Term Loan Agreement and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Term Loan Agreement, to the extent applicable, then such Guarantor shall, upon becoming an Excluded Subsidiary or satisfying the Exemption Condition or upon the consummation of such sale or other disposition, as applicable, be released from its obligations under this Guaranty, and the Administrative Agent shall, upon the request and at the sole expense of the Borrower, provide the Borrower with written confirmation of such release and shall take such further actions as reasonably requested by the Borrower to evidence such release; provided, that the Borrower shall have delivered to the Administrative Agent, at least five Business Days (or such shorter period as is acceptable to the Administrative Agent) prior to the date of the proposed release, a written request for release reasonably satisfactory to the Administrative Agent showing that such Guarantor becoming an Excluded Subsidiary or satisfying the Exemption Condition or such sale or disposition, as applicable, is as a result of a transaction permitted under the Term Loan Agreement.
(b)    The Administrative Agent shall have no liability whatsoever to any Creditor Party as a result of any release of any Guarantor by it in accordance with (or which the Administrative Agent in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final nonappealable judgment believes to be in accordance with) this Section 8.
9.    Stay of Acceleration.
In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors who are not subject to such automatic stay immediately upon demand by the Administrative Agent.
10.    [Reserved].
11.    Modifications; Miscellaneous.
Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except in a writing signed by each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Administrative Agent (with the consent of the Required Lenders or all of the Lenders, to the extent required by Section 10.01 of the Term Loan Agreement). No failure by any Creditor Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein.
12.    Condition of Loan Parties.
Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Loan Parties and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of the Loan Parties and any such other guarantors as such Guarantor requires, and that no Creditor Party has any duty, and no Guarantor is relying on any Creditor Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Loan Party or any other guarantor of the Guaranteed Obligations (such Guarantor waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).
13.    Setoff. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender and each of their respective Affiliates is hereby authorized, at any time or from time to time, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender or any of their respective Affiliates to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Lender under this Guaranty, irrespective of whether or not such Lender shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch or office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 of the Term Loan Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender (by its acceptance of the benefits hereof) acknowledges and agrees to promptly notify the Borrower and the Administrative Agent after any such set-off and application; provided, that the failure to give such notice shall not affect the validity of such set-off and application.
14.    Representations and Warranties.
Each Guarantor represents and warrants that (a) it is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity); (c) the making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect. In addition, each Guarantor represents and warrants that (x) until all of the Guaranteed Obligations (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) and any amounts payable under this Guaranty have been indefeasibly paid and performed in full in immediately available funds and all Commitments are terminated, such Guarantor will comply with all covenants contained in the Term Loan Agreement applicable to it as if it were a party thereto; and (y) an executed (or conformed) copy of each of the Loan Documents has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.
15.    Indemnification and Survival.
Without limitation on any other obligations of any Guarantor or remedies of any Creditor Party under this Guaranty, each Guarantor shall, jointly and severally, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Indemnitee if, and to the same extent that, the Borrower is required to indemnify, defend and save and hold harmless such Indemnitee under Section 10.04 of the Term Loan Agreement. The obligations of the Guarantors under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.
16.    Guaranty Enforceable by Administrative Agent.
This Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders (to the extent required under the Term Loan Agreement) and no other Creditor Party will have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security (if any) to be granted by the Loan Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Creditor Parties, upon the terms of this Guaranty and the other Loan Documents. It is understood and agreed that the agreement in this Section 16 is solely for the benefit of the Creditor Parties.
17.    [Reserved].
18.    Subordination of Indebtedness Held by Guarantors.
Any indebtedness of any Loan Party now or hereafter held by any Guarantor is hereby subordinated to the prior payment in full in immediately available funds of all the Guaranteed Obligations, and such indebtedness of any Loan Party to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditor Parties and be paid over to the Administrative Agent for the benefit of the Creditor Parties for application to the Guaranteed Obligations in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Loan Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditor Parties that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) have been indefeasibly paid and performed in full in immediately available funds and all Commitments are terminated; provided, that if any amount shall be paid to any Guarantor on account of such subrogation rights prior to such time, such amount shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Creditor Parties to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Administrative Agent as collateral security for any Guaranteed Obligations thereafter existing. Upon the indefeasible payment in full in immediately available funds of all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) and the termination of all Commitments, each Guarantor shall be subrogated to the rights of the Creditor Parties to receive payments or distributions applicable to the Guaranteed Obligations until all Indebtedness of the Borrower held by such Guarantor shall be paid in full.
19.    Additional Guarantors.
Any Subsidiary of the REIT that is required to become a party to this Guaranty after the date hereof pursuant to the Term Loan Agreement shall become a Guarantor hereunder by executing and delivering a joinder agreement in the form attached hereto as Annex I.
20.    Contribution.
At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who either has not made any payments or has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment at the time of each computation; provided, that no Guarantor may take any action to enforce such right until all of the Guaranteed Obligations and any amounts payable under this Guaranty (other than contingent indemnification obligations that survive termination of the Loan Documents and for which no claim has been made) have been indefeasibly paid and performed in full in immediately available funds and all Commitments are terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 20 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 20, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 20, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations (other than contingent indemnification obligations that survive termination of the Loan Documents for which no claim has been made) have been indefeasibly paid and performed in full in cash and all Commitments are terminated. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.
21.    Counterparts.
Section 10.17 of the Term Loan Agreement with respect to electronic execution, electronic records and counterparts is incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
22.    Headings Descriptive.
The headings of the several Sections of this Guaranty are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.
23.    Governing Law; Assignment; Jurisdiction; Notices.
THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Creditor Parties and their respective successors and assigns, and the Lenders may, in accordance with Section 10.06 of the Term Loan Agreement and without affecting the obligations of any Guarantor hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE CREDITOR PARTIES OR ANY OF THEIR AFFILIATES IN ANY WAY RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, THE AGREEMENT REGARDING FEES OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL

CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT; PROVIDED THAT NOTHING IN THIS GUARANTY SHALL LIMIT THE RIGHT OF THE CREDITOR PARTIES TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT SUCH CREDITOR PARTY DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE LOAN DOCUMENTS. EACH OF THE PARTIES HERETO (X) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW, AND (Y) CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS, IN THE MANNER PROVIDED IN SECTION 10.02 OF THE TERM LOAN AGREEMENT, (A) IN THE CASE OF THE ADMINISTRATIVE AGENT, AT THE ADDRESS PROVIDED IN THE TERM LOAN AGREEMENT AND (B) IN THE CASE OF A GUARANTOR, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE PAGE BELOW. All notices and other communications to any Guarantor under this Guaranty shall be in writing and delivered in the manner set forth in Section 10.02 of the Term Loan Agreement and shall be addressed to such party at (i) in the case of any Creditor Party, as provided in the Term Loan Agreement, and (ii) in the case of any Guarantor, at its address set forth opposite its signature below.
24.    WAIVER OF JURY TRIAL; FINAL AGREEMENT.
TO THE EXTENT ALLOWED BY APPLICABLE LAW, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT EACH IRREVOCABLY WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING ON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE GUARANTEED OBLIGATIONS.
25.    Ratification of Obligations under Existing Guaranty.
Each Guarantor hereby acknowledges and agrees that (a) this Guaranty does not constitute a novation of the obligations and liabilities of the Guarantors under the Existing Guaranty and such obligations and liabilities shall remain in full force and effect in accordance with the terms thereof as modified hereby and (b) except as expressly stated herein or amended hereby, the Existing Guaranty is ratified and confirmed as remaining unmodified and in full force and effect and that this Guaranty amends and restates in its entirety the Existing Guaranty.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.
Address:

Robert F. Barton
EVP, Chief Financial Officer
3420 Carmel Mountain Road, Suite 100
San Diego, CA 92121
rbarton@americanassets.com
Telephone: (858) 350-2600
Fax: (858) 350-2620

cc:

Adam Wyll
President, Chief Operating Officer
3420 Carmel Mountain Road, Suite 100
San Diego, CA 92121
awyll@americanassets.com
Telephone: (858) 350-2600
Fax: (858) 350-2620
AMERICAN ASSETS TRUST, INC. By: Name: Ernest Rady Title: Chairman and Chief Executive Officer By: Name: Robert F. Barton Title: Chief Financial Officer and Executive Vice President
[Signature Page to Amended and Restated Guaranty]

Accepted and Agreed to:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent
By:    _________________________
Name:
Title:

    [Signature Page to Amended and Restated Guaranty]

Annex I to the
Guaranty
Form of Joinder to Guaranty
JOINDER NO. ___, dated as of _________, 20__ (this “Joinder”), to the Amended and Restated Guaranty dated as of January 5, 2023 (as amended, modified, restated and/or supplemented from time to time, the “Guaranty”), made by and among American Assets Trust, Inc., a Maryland corporation (the “REIT”), and the Subsidiaries of the REIT party thereto in favor U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”) for the benefit of the Creditor Parties.
B.    Reference is made to (a) the Amended and Restated Term Loan Agreement dated as of January 5, 2023 (as amended, modified, restated and/or supplemented from time to time, the “Term Loan Agreement”) among the REIT, American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), the Lenders party thereto and the Administrative Agent and (b) the Guaranty.
C.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.
D.    [NAME OF ENTITY] has [formed][acquired] ___________, ___________ [type of entity](the “New Guarantor”).
ARTICLE II.Pursuant to the terms and provisions of the Term Loan Agreement, the New Guarantor is required to become a party to the Guaranty and guaranty the Obligations of the Borrower. The New Guarantor is executing this Joinder in accordance with the requirements of the Term Loan Agreement and Section 19 of the Guaranty to become a party to the Guaranty.
Accordingly, the New Guarantor hereby agrees as follows:
SECTION 1.    The New Guarantor is hereby added as a party to the Guaranty and hereby agrees to be bound as a “Guarantor” by all of the terms, covenants and provisions set forth in the Guaranty to the same extent it would have been bound if it had been a signatory to the Guaranty on the date of the Guaranty. In furtherance of the foregoing, the New Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Guaranteed Obligations. The New Guarantor hereby makes each of the representations and warranties applicable to a “Guarantor” contained in the Guaranty.
SECTION 2.    The New Guarantor hereby represents and warrants to the Administrative Agent and the other Creditor Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought at law or in equity).
SECTION 3.    The New Guarantor hereby represents and warrants to the Administrative Agent and the other Creditor Parties that its U.S. taxpayer identification number (or, if such New Guarantor is a Non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization), is set forth under its signature to this Joinder.
SECTION 4.    This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
SECTION 5.    Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
SECTION 6.    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
SECTION 7.    All communications and notices to be provided to the New Guarantor hereunder or under the Guaranty shall be given to the New Guarantor at the address set forth under its signature.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Joinder as of the day and year first above written.

[NEW GUARANTOR]
By:
Name:
Title:
U.S. Taxpayer Identification Number: ___________
Address of New Guarantor:
[                ]

Accepted and Agreed to:
U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Signature Page to Joinder to Guaranty]

EXHIBIT G

FORM OF SOLVENCY CERTIFICATE
I, the undersigned, chief financial officer of AMERICAN ASSETS TRUST, INC., a Maryland corporation (the “REIT”), DO HEREBY CERTIFY on behalf of the Loan Parties, in my capacity as a Responsible Officer of the REIT (and not in any individual capacity), that:
1.    This certificate is furnished pursuant to Section 4.01(a)(x) of the Amended and Restated Term Loan Agreement, (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined) dated as of January 5, 2023 among the REIT, American Assets Trust, L.P., a Maryland limited partnership (the “Borrower”), U.S. Bank National Association, as Administrative Agent, and the Lenders party thereto (as from time to time in effect, the “Term Loan Agreement”).
2.    Immediately following the consummation of the transactions contemplated by the Term Loan Agreement and immediately following the making of each Term Loan, if any, on the date hereof and after giving effect to the application of the proceeds of each such Term Loan, the REIT and its Consolidated Subsidiaries, on a consolidated basis, are Solvent.
[Signature Page Follows]

G-1

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ___________, 2023.
AMERICAN ASSETS TRUST, INC.
By:
        Name:
        Title:    Chief Financial Officer

    G-2

EXHIBIT H-1

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Term Loan Agreement, dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Term Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]
H-1-1
U.S. Tax Compliance Certificate

EXHIBIT H-2

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Term Loan Agreement, dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.
Pursuant to the provisions of Section 3.01(g) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]
H-2-1
U.S. Tax Compliance Certificate

EXHIBIT H-3

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Term Loan Agreement, dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.
Pursuant to the provisions of Section 3.01(g) and Section 10.06(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

H-3-1
U.S. Tax Compliance Certificate

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]
H-3-2
U.S. Tax Compliance Certificate

EXHIBIT H-4

FORM OF
UNITED STATES
TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Amended and Restated Term Loan Agreement, dated as of January 5, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among AMERICAN ASSETS TRUST, INC., a Maryland corporation, AMERICAN ASSETS TRUST, L.P., a Maryland limited partnership (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Agreement.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Term Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Term Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

H-4-1
U.S. Tax Compliance Certificate

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

H-4-2
U.S. Tax Compliance Certificate